                                                                   EXHIBIT 4.50


                 AMENDED AND RESTATED CREDIT FACILITY AGREEMENT,



                         dated as of November 12, 1997,



                                      among



                            HORSESHOE GAMING, L.L.C.,

                                as the Borrower,



                                       and

                    CERTAIN COMMERCIAL LENDING INSTITUTIONS,

                                 as the Lenders,



                                       and



                       CANADIAN IMPERIAL BANK OF COMMERCE,

                          as the Agent for the Lenders,



                                       and

                             CIBC OPPENHEIMER CORP.,

                                as the Arranger.

                                TABLE OF CONTENTS


                                                                                          PAGE
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
I       DEFINITIONS AND ACCOUNTING TERMS
        1.1.         Defined Terms...........................................................2
        1.2.         Use of Defined Terms...................................................28
        1.3.         Cross-References.......................................................28
        1.4.         Accounting and Financial Determinations................................28

II      COMMITMENTS, BORROWING PROCEDURES AND NOTES
        2.1.         Commitments............................................................28
        2.1.1.       Revolving Loan Commitment of Each Lender...............................28
        2.1.2.       Swing Loan Commitment..................................................29
        2.1.3.       Lenders Not Permitted or Required To Make Loans........................29
        2.2.         Reduction of Commitment Amounts........................................29
        2.2.1.       Optional...............................................................29
        2.2.2.       Mandatory..............................................................30
        2.2.3.       Special Letter of Credit Provisions....................................30
        2.3.         Borrowing Procedure....................................................31
        2.3.1.       Revolving Loans........................................................31
        2.3.2.       Swing Loans............................................................31
        2.4.         Continuation and Conversion Elections..................................32
        2.5.         Funding................................................................32
        2.6.         Notes..................................................................33
        2.7.         Letter of Credit Procedure.............................................33
        2.8.         Increase in the Revolving Loan Commitment Amount.......................34

III     REPAYMENTS, PREPAYMENTS, INTEREST AND FEES
        3.1.         Repayments and Prepayments.............................................35
        3.1.1.       Payment Terms..........................................................35
        3.1.2.       Special Swing Loan Provisions..........................................37
        3.1.3.       Post Default Application of Payments...................................38
        3.2.         Interest Provisions....................................................38
        3.2.1.       Rates..................................................................38
        3.2.2.       Post-Maturity Rates....................................................39
        3.2.3.       Payment Dates..........................................................39
        3.3.         Fees...................................................................40
        3.3.1.       Commitment Fee.........................................................40
        3.3.2.       Upfront Fees...........................................................40
        3.3.3.       Agent's Fee............................................................40
        3.3.4.       Letter of Credit Fees..................................................40
        3.4.         Agreement to Repay Letter of Credit Drawings with Revolving
                     Loans..................................................................40
        3.5.         Letter of Credit Participations........................................41
        3.6.         Repurchase of Notes at the Option of the Lender Upon a Change of
                     Control................................................................43

                                                                                          PAGE
                                                                                          ----
IV      CERTAIN EURODOLLAR RATE AND OTHER PROVISIONS
        4.1.         Eurodollar Rate Lending Unlawful.......................................45
        4.2.         Deposits Unavailable...................................................45
        4.3.         Increased Costs, etc...................................................46
        4.4.         Funding Losses.........................................................46
        4.5.         Increased Capital Costs................................................47
        4.6.         Taxes..................................................................47
        4.7.         Payments, Computations, etc............................................48
        4.8.         Sharing of Payments....................................................49
        4.9.         Setoff.................................................................50
        4.10.        Use of Proceeds........................................................50
        4.11.        Discretion of Lenders as to Manner of Funding..........................50
        4.12.        Substitution...........................................................51

V       CONDITIONS TO BORROWING
        5.1.         Initial Borrowing......................................................51
        5.1.1.       Resolutions, etc.......................................................51
        5.1.2.       Delivery of Notes......................................................53
        5.1.3.       Guarantees.............................................................53
        5.1.4.       Payment of Outstanding Indebtedness, etc...............................54
        5.1.5.       Borrower Pledge Agreement..............................................54
        5.1.6.       JBB Pledge Agreement...................................................54
        5.1.7.       Security Agreement.....................................................54
        5.1.8.       Deed of Trust..........................................................55
        5.1.9.       Surveys................................................................55
        5.1.10.      Appraisals.............................................................55
        5.1.11.      Environmental Audit....................................................56
        5.1.12.      RPG First Preferred Ship Mortgage......................................56
        5.1.13.      Amended and Restated Note Assignment...................................56
        5.1.14.      Consents, etc..........................................................57
        5.1.15.      Insurance Coverages....................................................58
        5.1.16.      Solvency...............................................................58
        5.1.17.      Opinions of Counsel....................................................58
        5.1.18.      Other Debt Documentation...............................................58
        5.1.19.      Intercreditor Agreement................................................58
        5.1.20.      Closing Fees, Expenses, etc............................................58
        5.2.         All Borrowings.........................................................58
        5.2.1.       Compliance with Warranties, No Default, etc ...........................59
        5.2.2.       Borrowing Request......................................................59
        5.2.3.       Satisfactory Legal Form................................................60

VI      REPRESENTATIONS AND WARRANTIES
        6.1.         Organization, etc......................................................60
        6.2.         Due Authorization, Non-Contravention, etc..............................61
        6.3.         Government Approval, Regulation, etc...................................61
        6.4.         Validity, etc..........................................................61
        6.5.         Financial Information..................................................61
        6.6.         No Material Adverse Change.............................................62
        6.7.         Litigation, Labor Controversies, etc...................................62
        6.8.         Subsidiaries...........................................................62
        6.9.         Ownership of Properties................................................62

                                                                                          PAGE
                                                                                          ----
        6.10.        Compliance.............................................................63
        6.11.        Taxes..................................................................63
        6.12.        Pension and Welfare Plans..............................................63
        6.13.        Environmental Warranties...............................................63
        6.14.        HE Notes...............................................................65
        6.15.        Senior Debt............................................................65
        6.16.        Regulations G, U and X.................................................65
        6.17.        Accuracy of Information................................................65

VII     COVENANTS
        7.1.         Affirmative Covenants..................................................66
        7.1.1.       Financial Information, Reports, Notices, etc...........................66
        7.1.2.       Compliance with Laws, etc..............................................69
        7.1.3.       Maintenance of Properties..............................................69
        7.1.4.       Insurance..............................................................70
        7.1.5.       Books and Records......................................................70
        7.1.6.       Environmental Covenant.................................................70
        7.1.7.       Maintenance of Existence...............................................71
        7.1.8.       Gaming and Liquor Licenses.............................................71
        7.1.9.       Accuracy of Information................................................71
        7.1.10.      Additional Guarantees and Collateral Documentation.....................71
        7.1.11.      Additional HE Pledges..................................................72
        7.1.12.      Additional HE or RPG Notes.............................................72
        7.1.13.      Outstandings Under This Agreement......................................72
        7.2.         Negative Covenants.....................................................72
        7.2.1.       Business Activities....................................................72
        7.2.2.       Indebtedness...........................................................72
        7.2.3.       Liens..................................................................74
        7.2.4.       Financial Condition....................................................76
        7.2.5.       Investments ...........................................................76
        7.2.6.       Restricted Payments, etc...............................................77
        7.2.7.       Capital Expenditures...................................................79
        7.2.8.       Rental Obligations.....................................................80
        7.2.9.       Consolidation, Merger, etc.............................................80
        7.2.10.      Asset Dispositions, etc................................................80
        7.2.11.      Modification of Certain Agreements.....................................81
        7.2.12.      Transactions with Affiliates...........................................81
        7.2.13.      Negative Pledges, Restrictive Agreements, etc..........................81

VIII    EVENTS OF DEFAULT
        8.1.         Listing of Events of Default...........................................82
        8.1.1.       Non-Payment of Obligations.............................................82
        8.1.2.       Breach of Warranty.....................................................82
        8.1.3.       Non-Performance of Certain Covenants and Obligations ..................82
        8.1.4.       Non-Performance of Other Covenants and Obligations.....................82
        8.1.5.       Default on Other Indebtedness..........................................82
        8.1.6.       Judgments..............................................................83
        8.1.7.       Pension Plans..........................................................83

                                                                                          PAGE
                                                                                          ----
        8.1.8.       Bankruptcy, Insolvency, etc............................................83
        8.1.9.       Impairment of Security, etc............................................84
        8.1.10.      Gaming License.  ......................................................84
        8.1.11.      Government Approvals.  ................................................84
        8.1.12.      Liens on Shares of Significant Subsidiaries.  .........................85
        8.2.         Action if Bankruptcy...................................................85
        8.3.         Action if Other Event of Default.......................................85

IX      THE AGENT
        9.1.         Actions................................................................86
        9.2.         Funding Reliance, etc..................................................86
        9.3.         Exculpation............................................................87
        9.4.         Successor..............................................................87
        9.5.         Credit Decisions.......................................................88
        9.6.         Copies, etc............................................................88
        9.7.         Co-Agents..............................................................88

X       MISCELLANEOUS PROVISIONS
        10.1.        Waivers, Amendments, etc...............................................89
        10.2.        Notices................................................................90
        10.3.        Payment of Costs and Expenses..........................................90
        10.4.        Indemnification........................................................91
        10.5.        Survival...............................................................93
        10.6.        Severability...........................................................93
        10.7.        Headings ..............................................................93
        10.8.        Execution in Counterparts, Effectiveness, etc.  .......................93
        10.9.        Governing Law; Entire Agreement........................................93
        10.10.       Successors and Assigns.................................................94
        10.11.       Sale and Transfer of Loans and Notes; Participations in Loans and
                     Notes..................................................................94
        10.11.1.     Assignments............................................................94
        10.11.2.     Participations.........................................................96
        10.12.       Other Transactions.....................................................97
        10.13.       Removal of a Lender....................................................97
        10.14.       Nonrecourse............................................................98
        10.15.       Waiver of Jury Trial...................................................98
        10.16.       Amendment and Restatement..............................................99


SCHEDULE I   -   Revolving Percentages
SCHEDULE II  -   Disclosure Schedule
SCHEDULE III -   Insurance Coverage
EXHIBIT A    -   Form of Note
EXHIBIT B    -   Form of Swingline Note
EXHIBIT C    -   Form of Borrowing Request
EXHIBIT D    -   Form of Continuation/Conversion Notice
EXHIBIT E    -   Form of Lender Assignment Agreement
EXHIBIT F    -   Form of Opinions of Counsel to the Borrower
EXHIBIT G    -   Form of Guarantee and Security Agreement
EXHIBIT H    -   Form of Intercreditor Agreement

EXHIBIT I    -   Form of Compliance Certificate
EXHIBIT J    -   Form of Borrower Pledge Agreement
EXHIBIT K    -   Form of Certificate of Solvency

                 AMENDED AND RESTATED CREDIT FACILITY AGREEMENT


        This AMENDED AND RESTATED CREDIT FACILITY AGREEMENT (this "Agreement") is dated as of November 12, 1997, among HORSESHOE GAMING, L.L.C., a Delaware limited liability company (the "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), CIBC INC. ("CIBC Inc."), as Swingline Lender, CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"), as agent for the Lenders (herein, in such capacity, called the "Agent") and CIBC OPPENHEIMER CORP., as arranger (herein, in such capacity called the "Arranger").

                              W I T N E S S E T H:

        WHEREAS, pursuant to a Senior Secured Credit Facility Note Purchase Agreement dated as of October 10, 1995, as amended prior to the date hereof (as so amended, the "Note Purchase Agreement") among, inter alia, the Borrower, Robinson Property Group Limited Partnership, a Mississippi limited partnership ("RPG") and debis Financial Services, Inc. and other financial institutions (collectively, the "Note Purchasers" and each, individually, a "Note Purchaser"), each of the Note Purchasers has purchased one or more of the Senior Secured Credit Facility Notes due September 30, 1999 (each an "Existing Note") issued by the Borrower;

        WHEREAS, pursuant to a Guaranty and Security Agreement dated as of October 10, 1995 (the "RPG Guaranty and Security Agreement"), RPG has unconditionally guaranteed the obligations of the Borrower in respect of the Existing Notes;

        WHEREAS, the obligations of the Borrower and RPG under the Note Purchase Agreement and the RPG Guaranty and Security Agreement were secured by various mortgages, deeds of trust, first preferred ship mortgages and other collateral more particularly described therein (collectively, the "Security Documents");

        WHEREAS, pursuant to that certain letter agreement dated as of the date hereof among the Note Purchasers and CIBC, the Note Purchasers assigned to CIBC all of the rights, duties and obligations of the remaining Note Purchasers in connection with the Note Purchase Agreement, the Security Documents and the documents executed in connection therewith;

        WHEREAS, the parties hereto wish to amend and restate their respective obligations under the Note Purchase Agreement on the terms, and subject to the conditions set forth herein, and the parties expressly disclaim any intent to effect a novation or extinguishment or discharge of the Note Purchase Agreement or discharge of any obligations under the Existing Notes and the Security Documents as a result of entering into this Agreement and the other documents contemplated herein;

        WHEREAS, the Borrower desires to obtain Commitments from the Lenders pursuant to which Loans and Letters of Credit, in a maximum aggregate principal amount at any one time outstanding not to exceed $130,000,000 (subject to increase pursuant to Section 2.8), will be made to, or issued for the account of, the Borrower from time to time prior to the Commitment Termination Date; and

        WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such Commitments and make such Loans to the Borrower and to issue Letters of Credit for the account of the Borrower or for the account of the Borrower and one or more of its subsidiaries;

        NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

        SECTION I.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

        "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

               (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

               (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

        "Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to
Section 9.4.

        "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

        "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

               (a) the rate of interest most recently announced by the Agent at its Domestic Office as its reference rate; and

               (b) the Federal Funds Rate most recently determined by the Agent (calculated on a 365-day basis) plus 50 basis points.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Agent or any other Lender in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

        "Amended and Restated Note Assignment" means that certain Amended and Restated Note Agreement of even date herewith executed by the Borrower in favor of Agent, as the same may be amended, supplemented, restated or otherwise modified from time to time, pursuant to which the HE Notes and the RPG Notes have been pledged to the Agent.

        "Applicable Base Rate Margin" is the rate per annum determined by reference to the definition of the term "Applicable Margin."

        "Applicable Eurodollar Rate Margin" is the rate per annum determined by reference to the definition of the term "Applicable

Margin."

        "Applicable Margin" means, in the case of any Base Rate Loan or Eurodollar Rate Loan, a rate per annum determined by reference to the Borrower's Leverage Ratio as follows (expressed in basis points):


                           Applicable Base          Applicable Eurodollar        Commitment
Leverage Ratio               Rate Margin                Rate Margin                 Fee
--------------             ---------------          ---------------------        ----------
Less than 1.75                   0.00                      100.00                 37.50

Greater than or                 25.00                      125.00                 37.50
equal to 1.75,
but less than 2.25

Greater than or                 50.00                      150.00                 37.50
equal to 2.25,
but less than 2.75

Greater than or                 75.00                      175.00                 43.75
equal to 2.75,
but less than 3.25

3.25 or greater                100.00                      200.00                 50.00


The "Applicable Base Rate Margin" and the "Applicable Eurodollar Rate Margin" shall be adjusted on the first day of each March, June, September and December (or, if such day is not a Business Day, on the next succeeding Business Day), based on the Leverage Ratio as of the last day of the preceding Fiscal Quarter. If the Borrower should fail to deliver in a timely manner a certificate required under Section 7.1.1(e) hereof, then, until the Borrower shall have provided such certificate, it shall be presumed that the Leverage Ratio as of the end of the preceding Fiscal Quarter was greater than 3.25 (and, from the date of the delivery of such certificate, the Applicable Margin for all Base Rate Loans and Eurodollar Rate Loans shall be determined by reference to such certificate).

        "Arranger" is defined in the preamble.

        "Assignee Lender" is defined in Section 10.11.1.

        "Assignment of Deed of Trust" means that certain

Assignment of Deed of Trust, Security Agreement and Assignment of Leases and Rents dated as of the date hereof from remaining Note Purchaser to the Agent.

        "Assignment of HE Security Agreement" means that certain Assignment, of even date herewith, from the remaining Note Purchaser in favor of the Agent and covering all right, title and interest of the Note Purchasers under the HE Security Agreement.

        "Assignments of HE Mortgages" means those certain Assignments of Mortgage, Security Agreement and Assignment of Leases and Rents dated as of the date hereof from the remaining Note Purchaser to the Agent.

        "Assignment of Tunica County Security Agreement" means that certain assignment, of even date herewith, from the remaining Note Purchaser in favor of the Agent and covering all right, title and interest of the Note Purchasers under the Tunica County Security Agreement.

        "Authorized Officer" means, relative to the Borrower, until the Borrower notifies the Agent to the contrary, those of its officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to
Section 5.1.1.

        "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

        "Board of Managers" means, with respect to any Person that is a limited liability company, either the sole Manager of such Person or, if there is more than one Manager, the Managers of such Person, acting as a group, or any committee of the Managers of such Person authorized, with respect to any particular matter, to exercise the power of the Managers.

        "Borrower" is defined in the preamble.

        "Borrower Pledge Agreement" means that certain Pledge Agreement executed and delivered by the Borrower pursuant to Section 5.1.5, in substantially the form of Exhibit J hereto and otherwise in form and substance satisfactory to the Agent, as amended, supplemented, restated or otherwise modified from time to time.

        "Borrowing" means the Loans of the same Type made by all

Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.3.

        "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

        "Bossier Casino" means the Horseshoe casino, hotel and dockside facilities owned by HE and located in Bossier City, Louisiana.

        "Business Day" means

               (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

               (b) relative to the making, continuing, prepaying or repaying of any Eurodollar Rate Loans, any day on which dealings in Dollars are arranged in the London Eurodollar interbank market.

        "Capital" means, (i) with respect to any corporation, any and all shares of stock issued by that corporation and (ii) with respect to any other Person, any partnership interest, joint venture interest, limited liability company member interest or other form of equity sharing or participation interest, as applicable and (iii) warrants, options, participations or other equivalents of or interests (however designated) in any of the items described in clause (i) or
(ii) above.

        "Capital Expenditures" means, for any period, without duplication, the sum of

               (a) the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets (including, without limitation, capital stock) made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

               (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

        "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

        "Cash Equivalent Investment" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit having a maturity not greater than one year of any domestic commercial bank, or U.S. branch of a foreign bank, of recognized standing having capital and surplus in excess of five hundred million dollars ($500,000,000), and time deposits and certificates of deposit having a maturity not greater than one year of other banks located in jurisdictions where the Borrower and its Subsidiaries do business; provided, however, the aggregate amount of all time deposits and certificates of deposit of such other banks may not exceed five million dollars ($5,000,000), (iii) commercial paper rated at the time of purchase at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and maturing within one year after the date of acquisition, (iv) repurchase obligations with a term of not more than ten (10) days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (v) marketable obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or payable at the demand of the holder thereof, within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (vi) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (v) above.

        "Casino" means any gaming establishment and other property or assets directly ancillary thereto or used in connection therewith including any building, restaurant, hotel, theater, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, marina vessel, barge, ship and equipment.

        "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

        "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

        "Change of Control" means

             (a) the failure of Jack B. Binion, Phyllis Cope and their family members and Affiliates to own, free and clear of all Liens or other encumbrances, 60% of the outstanding shares of HGI on a fully diluted basis or the failure of such Persons to control HGI; or

               (b) the failure of Jack B. Binion, Phyllis Cope and their family members and Affiliates to own directly or through HGI, free and clear of all Liens or other encumbrances, at least 51% of the outstanding shares of voting stock of the Borrower on a fully diluted basis; or

               (c) HGI shall cease to serve as the manager of the Borrower.

        "Change of Control Offer" is defined in Section 3.6.

        "Change of Control Offer Period" is defined in Section 3.6.

        "Change of Control Offer Price" is defined in Section 3.6.

        "Change of Control Payment Date" is defined in Section 3.6.

        "Change of Control Put Date" is defined in Section 3.6.

        "CIBC" is defined in the preamble.

        "CIBC Inc." is defined in the preamble.

        "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

        "Collateral" means, collectively, the Pledged Casinos, the vessel subject to the RPG First Preferred Ship Mortgage, the collateral described in the HE Collateral Documents, the Security Agreement, the Guarantees, the JBB Pledge Agreement, the Amended and Restated Note Assignment and the Borrower Pledge Agreement, all property pledged pursuant to Section
7.1.10 and all other property and interests pledged from time to time as collateral security for the Obligations.

        "Commitment" means, as the context may require, a Lender's Revolving Loan Commitment or the Swingline Lender's Swingline Commitment.

        "Commitment Amount" means, as the context may require, the Revolving Loan Commitment Amount or the Swing Loan Commitment Amount.

        "Commitment Fee" is defined in Section 3.3.1.

        "Commitment Termination Date" means the earliest of

               (a) the Stated Maturity Date;

               (b) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

               (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Commitments shall terminate automatically and without further action.

        "Commitment Termination Event" means

               (a) the occurrence of any Default described in clauses (a) through (d) of Section 8.1.8 with respect to the Borrower or any Significant Subsidiary; or

               (b) the occurrence and continuance of any other Event of Default and either

                    (i) the declaration of the Loans to be due and payable
            pursuant to Section 8.3, or

                    (ii) in the absence of such declaration, the giving of
            notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

        "Consolidated Earnings After Permitted Tax Distributions" means the Borrower's net income for any Fiscal Quarter minus, so long as the Borrower shall be a limited liability company, the Permitted Tax Distributions for such Fiscal Quarter.

        "Consolidated Net Worth" means the consolidated net worth of the Borrower and its Subsidiaries.

        "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person, including, without limitation, any "keep well" obligation or completion guaranty other than the Borrower's completion guaranty given in connection with the Vicksburg Joint Venture. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby; provided, however, that to the extent that such Person's obligation consists only of a Lien to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, the amount of such obligation shall be deemed to be the lesser of the fair market value of the assets or property to which such Lien attaches and the amount of the obligation so secured.

        "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit D hereto.

        "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

        "Deed of Trust" means the Deed of Trust, Security Agreement and Assignment of Leases and Rents dated as of October 2, 1995 covering the fee simple real properties comprising the Tunica Casino, as assigned to the Agent pursuant to the Assignment of Deed of Trust to be executed and delivered pursuant to Section 5.1.8 and as amended, supplemented, restated or otherwise modified from time to time.

        "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

        "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule II, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Agent and the Required Lenders.

        "Dollar" and the sign "$" mean lawful money of the United States.

        "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

        "EBITDA" means, for any period, the net income of the Borrower and its consolidated Subsidiaries plus the Borrower and its consolidated Subsidiaries' interest expense (such expense not to be net of interest income), income taxes (if incurred), depreciation, amortization and other non-cash (including any SEC Valuation Adjustment) or non-recurring expenses and, without duplication, cash dividends received from any Unrestricted Subsidiary, minus any non-cash or non-recurring gains of the Borrower and its consolidated Subsidiaries, calculated on a rolling four-quarter basis at the end of each Fiscal Quarter.

        "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

        "Eligible Assignee" means (I) (a) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States of America; or (c) a Person that is engaged in the business of commercial finance and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; and (II) a Person that is, to the extent required under applicable Gaming Laws, registered with, approved by, or not disapproved by (whichever may be required under applicable Gaming Laws), all applicable Gaming Boards.

        "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and published guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

        "Eurodollar Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Agent, whether or not outside the United States, which shall be making or maintaining Eurodollar Rate Loans of such Lender hereunder.

        "Eurodollar Rate" means, relative to the Interest Period for each Eurodollar Rate Loan comprising all or any part of the same Borrowing, the rate of interest equal to (a) the interest rate per annum for deposits in U.S. dollars for a period approximately equal to such Interest Period which appears on page 3750 of the Dow Jones Telerate Screen as of 11:00 a.m. London time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, or (b) if such a rate does not appear on page 3750 of the Dow Jones Telerate Screen, the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Agent in the interbank market as at or about 11:00 a.m. New York time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the total amount of such Eurodollar Rate Loan comprising part of such Borrowing and for a period equal to such Interest Period.

        "Eurodollar Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the Eurodollar Rate (Reserve Adjusted).

        "Eurodollar Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a Eurodollar Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

           Eurodollar Rate      =               Eurodollar Rate
         ------------------          ------------------------------------
         (Reserve Adjusted)          1.00 - Eurodollar Reserve Percentage

The Eurodollar Rate (Reserve Adjusted) for the Interest Period for each Eurodollar Rate Loan comprising part of the same Borrowing will be determined by the Agent two Business Days before the first day of such Interest Period.

        "Eurodollar Reserve Percentage" means, relative to each Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, as prescribed by the F.R.S. Board, for determining the maximum aggregate reserve requirements (including any emergency, supplemental or other marginal reserve requirement) applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other applicable regulation issued from time to time by the F.R.S. Board which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as currently defined in Regulation D having a term approximately equal or comparable to such Interest Period.

        "Event of Default" is defined in Section 8.1.

        "Existing Notes" is defined in the first recital.

        "Existing Senior Notes" means the $137,000,000 of 12.75%

Senior Notes due 2000 of the Borrower outstanding under the Senior Note
Indenture.

        "Existing Subordinated Debt" means the $160,000,000 of 9.375% Senior Subordinated Notes due 2007 of the Borrower outstanding under the Subordinated Debt Indenture.

        "Expansion Capital Expenditures" means any Capital Expenditure of the Borrower or any of its Subsidiaries made with respect to any Related Business that is, or after giving effect to such expenditures will be, (a) owned by the Borrower, HE or a Guarantor or (b) which further expands or enhances the Pledgor Casinos and which is not properly characterized as a Maintenance Capital Expenditure.

        "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

               (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

               (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

        "First Preferred Ship Mortgages" means the HE First Preferred Ship Mortgage and the RPG First Preferred Ship Mortgage.

        "Fiscal Quarter" means any quarter of a Fiscal Year.

        "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1996 Fiscal Year") refer to the Fiscal Year ending on December 31, 1996.

        "Fixed Charge Coverage Ratio" means the ratio of (a) twelve-month trailing EBITDA minus Maintenance Capital Expenditures during such period to (b) the sum of (i) the Borrower's and its Subsidiaries' consolidated interest expense and capitalized interest expense (exclusive of interest income) (each as defined under GAAP) for such twelve-month period, plus (ii) all mandatory principal payments required to be made by the Borrower or any of its Subsidiaries (whether or not such payments are actually made) for such twelve-month period plus (iii) provision for taxes and, without duplication, so long as the Borrower shall be a limited liability company, Permitted Tax Distributions for such twelve-month period plus (iv) all dividends and distributions paid on any membership interest (or, if the Borrower shall cease to be a limited liability company, shares of capital stock) of the Borrower and all redemptions and repurchases of any membership interest (or, if the Borrower shall cease to be a limited liability company, shares of capital stock) of the Borrower during such twelve month period (exclusive of (A) the amount of dividends and distributions by the Borrower pursuant to clause (a) of the definition of Permitted Distribution Amount and (B) up to $10,000,000 to redeem or repurchase the minority limited partnership interests in HE) plus (v) all Investments during such twelve month period (exclusive of any Investments pursuant to clause (a) of the definition of "Permitted Distribution Amount").

        "Fronting Fee" is defined in Section 3.3.4.

        "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

        "Funded Debt" means the consolidated Indebtedness of the Borrower and its Subsidiaries of the nature referred to in clauses (a), (b), (c), (f) and (g) of the definition of "Indebtedness".

        "GAAP" is defined in Section 1.4.

        "Gaming Board" means any governmental agency that holds regulatory, licensing or permit authority over gambling, gaming or Casino activities conducted by the Borrower or any of its Subsidiaries within its jurisdiction.

        "Gaming Laws" means all Laws pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming or Casino activities conducted by the Borrower or any of its Subsidiaries within its jurisdiction.

        "Guarantees" means the guarantee and security agreements dated the date hereof executed and delivered by the Guarantors pursuant to Section 5.1.3, and any guarantee and security agreement executed and delivered by a Significant Subsidiary pursuant to Section 7.1.10 hereof, each of which shall be substantially in the form of Exhibit G hereto, as amended, supplemented, restated or otherwise modified from time to time.

        "Guarantors" means, collectively, HGI, HGP, RPG, NGCP and Horseshoe Ventures, any other Significant Subsidiary of the Borrower (except HE) and any other Person that executes a Guarantee pursuant to the provisions of Section 7.1.10.

        "Hazardous Material" means

               (a) any "hazardous substance", as defined by CERCLA;

               (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

               (c) any petroleum product; or

               (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or published guideline (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

        "HE" means Horseshoe Entertainment, L.P., a Louisiana limited partnership.

        "HE Collateral Documents" means the HE Mortgages, the HE First Preferred Ship Mortgage, the HE Security Agreement and any other document or instrument executed by HE as collateral security for HE's obligations under the HE Notes, as the same may be amended, supplemented, restated or otherwise modified from time to time.

        "HE First Preferred Ship Mortgage" means that certain First Preferred Ship Mortgage dated as of September 29, 1995 on the whole of the Queen of the Red, which was assigned to the Agent pursuant to the terms of the HE First Preferred Ship Mortgage Assignment, as the same may be further amended, supplemented, restated or otherwise modified from time to time, and any first preferred ship mortgage taken in substitution or replacement of the foregoing (including, without limitation, any first preferred ship mortgage on the King of the Red at such time as the Queen of the Red is contributed to the Vicksburg Joint Venture or another similar transaction).

        "HE First Preferred Ship Mortgage Assignment" means that certain Assignment of First Preferred Ship Mortgage executed by the remaining Note Purchaser in favor of the Agent.

        "HE Mortgages" means those certain Mortgages, Security Agreements and Assignments of Leases and Rents dated as of October 2, 1995, May 10, 1996 and December 20, 1996 from HE in favor of the Borrower, as the same may be amended, supplemented, restated or otherwise modified from time to time, which mortgages
(i) secure the obligations of HE under the HE Notes, (ii) have been assigned to the Noteholders and (iii) will be assigned to the Agent pursuant to the Assignment of the HE Mortgages.

        "HE Notes" means those certain HE Intercompany Senior Notes dated October 10, 1995, and due September 30, 2000 and dated June 15, 1997 and due June 15, 2007, in the aggregate commitment amount of $300,000,000 from HE payable to the Borrower and all other promissory notes, whether now existing or hereinafter arising, from HE payable to the Borrower, as the same may be amended, supplemented, restated or otherwise modified from time to time.

        "HE Security Agreement" means that certain Security Agreement and Exhibit A to UCC- 1 financing statement executed by HE in favor of the Borrower and the Noteholders and filed with the Louisiana Secretary of State and in the office of the Clerk and Record of the Parish of Bossier, Louisiana, as assigned to the Note Purchasers, and as assigned to the Agent pursuant to the Assignment of HE Security Agreement.

        "Hedging Obligations" means, with respect to any Person, all obligations of such Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

        "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

        "HGI" means Horseshoe Gaming, Inc., a Delaware corporation.

        "HGP" means Horseshoe GP, Inc., a Nevada corporation.

        "Horseshoe Ventures" means Horseshoe Ventures, L.L.C., a Delaware limited liability company.

        "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

               (a)  which is of a "going concern" or similar nature;

               (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

               (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under
        Section 7.2.4.

        "including" means including without limiting the generality of any description preceding such term.

        "Increasing Lenders" is defined in Section 2.8.

        "Indebtedness" of any Person means, without duplication:

               (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

               (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

               (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

               (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

               (e) net liabilities of such Person under all Hedging Obligations;

               (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

               (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor.

        "Indemnified Liabilities" is defined in Section 10.4.

        "Indemnified Parties" is defined in Section 10.4.

        "Interest Period" means, relative to any Eurodollar Rate Loans, the period beginning on (and including) the date on which such Eurodollar Rate Loan is made or continued as, or converted into, a Eurodollar Rate Loan pursuant to
Section 2.3 or 2.5 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month) or for such other time period for which the Agent shall determine that Dollar deposits are generally available in the interbank market, in either case as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.5; provided, however, that

               (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates;

               (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

               (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day immediately preceding such numerically corresponding day); and

               (d) no Interest Period may end later than the date set forth in clause (a) of the definition of "Commitment Termination Date".

        "Investment" means any investment in any Person, whether by means of share purchase, capital, equity, asset or similar contribution, loan, advance, time deposit, Contingent Liability or otherwise (excluding (a) commission, travel and similar advances to officers and employees made in the ordinary course of business and consistent with past practice, (b) in the case of the Borrower, loans and advances to officers and employees in an aggregate amount not to exceed $7,500,000 and (c), in the case of HE, loans and advances to the limited partners of HE in an aggregate amount not to exceed $7,500,000; provided that the aggregate amount of loans and advances excluded pursuant to clauses (b) and (c) shall in no event exceed $12,500,000). The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

        "JBB Gaming Investments, L.L.C." means JBB Gaming Investments, L.L.C., a Delaware limited liability company.

        "JBB Pledge Agreement" means that certain Pledge Agreement, executed and delivered by JBB pursuant to Section 5.1.6, in form and substance satisfactory to the Agent, as amended, supplemented, restated or otherwise modified from time to time.

        "L/C Fees" is defined in Section 3.3.4.

        "L/C Issuer" shall mean CIBC, and its successors and assigns.

        "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit E hereto.

        "Lender Disqualification" means, with respect to any Lender:

               (a) the failure of that Lender timely to file pursuant to applicable Gaming Laws (i) any application requested of that Lender by any Gaming Board in connection with any licensing required of that Lender as a lender to the Borrower or (ii) any required application or other papers in connection with the determination of the suitability of that Lender as a lender to the Borrower;

               (b) the withdrawal by that Lender (except where requested or permitted by the Gaming Board) of any such application or other required papers; or

               (c) any final determination by a Gaming Board pursuant to applicable Gaming Laws (i) that such Lender is "unsuitable" as a lender to the Borrower, (ii) that such Lender shall be "disqualified" as a lender to the Borrower or (iii) denying the issuance to such Lender of any license required under applicable Gaming Laws to be held by all lenders to the Borrower.

        "Lenders" is defined in the preamble.

        "Letter of Credit" means a standby letter of credit issued at the request and for the account of the Borrower or for the account of the Borrower and one or more of its Subsidiaries pursuant to Section 2.7.

        "Leverage Ratio" means the ratio of (a) Funded Debt as of the last day of any Fiscal Quarter to (b) twelve-month trailing EBITDA as of the last day of such Fiscal Quarter.

        "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

        "Loan" means, as the context may require, a Revolving Loan or a Swing Loan of any Type made hereunder.

        "Loan Document" means this Agreement, the Notes, the Guarantees, the Deed of Trust, the Assignment of Deed of Trust, the JBB Pledge Agreement, the Assignments of HE Mortgages, the RPG First Preferred Ship Mortgage, the RPG First Preferred Ship Mortgage Assignment, the Borrower Pledge Agreement, the Amended and Restated Note Assignment, the HE Collateral Documents, the HE Notes, the Security Agreement and each other relevant agreement, document or instrument delivered in connection with this Agreement and the Notes.

        "Maintenance Capital Expenditures" means any Capital Expenditures by the Borrower or its Subsidiaries which are made to maintain, restore or refurbish the condition or usefulness of property of the Borrower or its Subsidiaries, or otherwise to support the continuation of such Person's day-to-day operations as then conducted, but which are not properly chargeable to repairs and maintenance in accordance with GAAP; provided, however, that such term shall not include any Capital Expenditures to restore the condition or usefulness of property to the extent funded from insurance proceeds delivered to the Borrower or its Subsidiaries in accordance with the terms of the Loan Documents.

        "Majority Lenders" means, at any time, Lenders holding at least 51% of the then aggregate outstanding principal amount of the Notes then held by the Lenders, or, if no such principal amount is then outstanding, Lenders having at least 51% of the Commitments.

        "Material Adverse Effect" means any circumstances or event which could reasonably likely (i) have any material adverse effect upon the validity or enforceability of this Agreement, the

Notes or any other Loan Document, (ii) be material and adverse to the condition (financial or otherwise), business, operations or property of the Borrower and the Guarantors taken as a whole, or (iii) materially impair the ability of the Borrower to fulfill its obligations under this Agreement, the Notes or any other Loan Document.

        "Maturity Date" means, for any Commitment hereunder, the earliest of

               (a) the date on which such Commitment is terminated in full pursuant to the terms of this Agreement or is reduced to zero pursuant to Section 2.2;

               (b) the date on which any Commitment Termination Event occurs;
        and

               (c) the Stated Maturity Date.

        "Monthly Payment Date" means the last day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day.

        "NGCP" means New Gaming Capital Limited Partnership, a Nevada limited partnership.

        "New Lender" is defined in Section 2.8.

        "Nonrecourse Parties" is defined in Section 10.14.

        "Non-Tax Distribution Event" shall mean the occurrence of any one of the following events: (i) a Default described in Sections 8.1.1, 8.1.5, 8.1.6 or
8.1.10 shall have occurred or (ii) the Notes shall have become or been declared immediately due and payable or (iii) a Change of Control shall have occurred and the Borrower shall not have repurchased all Notes tendered in accordance with
Section 3.6.

        "Note" means, as the context may require, either a Revolving Note or the Swingline Note.

        "Note Purchase Agreement" is defined in the first recital.

        "Note Purchasers" is defined in the first recital.

        "Notes" means the Revolving Notes and the Swingline Note.

        "Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document (including any interest or other amount accruing after the filing of a petition with respect to, or the commencement of, any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, whether or not a claim for post-petition interest or such other amount is allowed in such case or proceeding).

        "Obligor" means the Borrower or any other Person (other than the Agent or any Lender) obligated under any Loan Document.

        "Organic Document" means, relative to any Person, its certificate of incorporation, its limited liability company agreement, its partnership agreement, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

        "Participant" is defined in Section 10.11.2.

        "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

        "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

        "Permitted Dispositions" means (a) the contribution of cash sufficient to pay for the riverboat known as Queen of the Red to the Vicksburg Joint Venture (or another similar transaction), provided, however, that on or before such contribution the Agent shall have received a first preferred ship mortgage on the riverboat known as the King of the Red, (b) the sale by HE of the Le Bossier Hotel, (c) sales or dispositions by the Borrower or any Subsidiary of damaged, worn out or other obsolete property so long as such property is no longer necessary for the proper conduct of such Person's business, (d) the grant by the Borrower or any Subsidiary of easements or rights of way provided that they do not in the aggregate materially detract from the value of said property or materially interfere with its use in the ordinary conduct of such Person's business or (e) sales or dispositions by the Borrower or any Guarantor of any Collateral so long as (i) such assets are not material to the business, operations or property of the Casino in which such assets are used and (ii) the aggregate book value of all such assets sold or disposed does not exceed $5,000,000 in the aggregate over the term of this Agreement.

        "Permitted Distribution Amount" means the sum of (a) $30,000,000 plus
(b) commencing with the Fiscal Year beginning January 1, 1997, 50% of Consolidated Earnings After Permitted Tax Distributions, provided that no more than $20,000,000 of the amount described in clause (a) (and none of the amount described in clause (b)) may be used for dividends and distributions before June 30, 1998, and on such date the unused portion of the amount described in clause
(a) shall permanently reduce to not more than $20,000,000 and such reduced amount shall be available for Investments only, plus (c) up to $11,000,000 of the noncash expenses for the 1997 Fiscal Year only recorded by the Borrower for such year for the expenses described in clause (i) of the definition of the term "SEC Valuation Adjustment."

        "Permitted Liens" means the Liens permitted under Section 7.2.3.

        "Permitted Tax Distributions" means, so long as the Borrower shall be a limited liability company, for any Fiscal Quarter or Fiscal Year, an amount equal to 40% of the Borrower's net income for such period.

        "Person" means any natural person, limited liability company, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

        "Personal Property Collateral" is defined in Section 5.1.3.

        "Plan" means any Pension Plan or Welfare Plan.

        "Pledged Casinos" shall mean all real property interests underlying the Bossier Casino, the Tunica Casino and any real property interests pledged pursuant to Section 7.1.10, all property subject to the Liens of the First Preferred Ship Mortgages and all fixtures, personal property and other improvements now existing or to be constructed on any of such properties.

        "Quarterly Payment Date" means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

        "Related Business" means the gaming (including pari-mutuel betting) business and any and all reasonably related businesses necessary for, in support or anticipation of and ancillary to or in preparation for, the gaming business including, without limitation, the development, expansion or operation of any Casino (including any land-based, dockside, riverboat or other type of Casino) owned, or to be owned, by the Borrower or one of its Subsidiaries.

        "Release" means a "release", as such term is defined in CERCLA.

        "Required Lenders" means, at any time, Lenders holding at least 66 2/3% of the then aggregate outstanding principal amount of the Notes then held by the Lenders, or, if no such principal amount is then outstanding, Lenders having at least 66 2/3% of the Commitments.

        "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

        "Revolving Loan" means each Loan made by the Lenders pursuant to the Revolving Loan Commitment.

        "Revolving Loan Commitment" is defined in Section 2.1.1.

        "Revolving Loan Commitment Amount" means, on any date, $130,000,000, as such amount may be reduced from time to time pursuant to Section 2.2 or increased pursuant to Section 2.8, minus the aggregate principal amount of indebtedness of the Borrower to the Swingline Lender resulting from outstanding Swing Loans, minus the aggregate undrawn face amount of outstanding Letters of Credit.

        "Revolving Note" means a promissory note of the Borrower payable to any Lender in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

        "Revolving Percentage" means, relative to any Lender for all Revolving Loans made or Letters of Credit issued, the percentage set forth opposite its name on Schedule I or as set forth in its Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Section 2.8 or pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lenders and delivered pursuant to Section 10.11.

        "RPG" is defined in the first recital.

        "RPG First Preferred Ship Mortgage" means that certain First Preferred Ship Mortgage dated as of October 29, 1995, which was assigned to the Agent pursuant to the terms of the RPG First Preferred Ship Mortgage Assignment, as the same may be amended, supplemented, restated or otherwise modified from time to time, and any first preferred ship mortgage taken in substitution or replacement of the foregoing.

        "RPG First Preferred Ship Mortgage Assignment" means that certain Assignment of First Preferred Ship Mortgage executed by the remaining Note Purchaser in favor of the Agent.

        "RPG Notes" means those certain RPG Intercompany Senior Notes dated October 10, 1995 and June 15, 1997 in the aggregate principal amount of $71,400,000 from RPG payable to the Borrower, and all other promissory notes, whether now existing or hereafter arising from RPG payable to the Borrower, as the same may be amended, supplemented, restated or otherwise modified from time to time.

        "RPG Guaranty and Security Agreement" is defined in the second recital.

        "SEC Valuation Adjustment" means, for any Fiscal Year of the Borrower and so long as such adjustments shall be required by the rules of the Securities and Exchange Commission, (i) the noncash income or expense recorded by the Borrower for such year as a result of the decrease or increase in the fair market value of the ownership interests of the Borrower issued pursuant to certain employment agreements between the Borrower and its officers and employees plus (ii) the noncash income or expense recorded by the Borrower in respect of the undistributed earnings attributable to such ownership interests.

        "Secured Hedging Obligations" means Hedging Obligations of the Borrower with any Lender, which pursuant to Section 7.2.2(k), may be ratably secured by the Collateral.

        "Security Agreement" means the Security Agreement executed and delivered by the Borrower pursuant to Section 5.1.7, as amended, supplemented, restated or otherwise modified from time to time.

        "Security Documents" is defined in the third recital.

        "Senior Note Indenture" means that certain Indenture dated as of October 10, 1995 between the Borrower, as issuer, and U.S. Trust Company of California, N.A.

        "Significant Subsidiary" means each Subsidiary of the Borrower that

               (a) is designated with an asterisk in Item 2 ("Subsidiaries") of the Disclosure Schedule;

               (b) accounted for at least 5% of consolidated revenues of the Borrower and its Subsidiaries or 5% of consolidated earnings of the Borrower and its Subsidiaries before interest and taxes, in each case for the four Fiscal Quarters of the Borrower for which financial statements are available ending on the last day of the last Fiscal Quarter of the Borrower immediately preceding the date as of which any such determination is made; or

               (c) has assets which represent at least 5% of the consolidated assets of the Borrower and its Subsidiaries as of the last day of the last Fiscal Quarter of the Borrower immediately preceding the date as of which any such determination is made, all of which, with respect to clauses (b) and (c), shall be as reflected on the financial statements of the Borrower for the period, or as of the date, in question.

        "Specified Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default under any subsection of Section 8.1 other than (i) Section 8.1.4 and (ii) Section 8.1.2 to the extent the Default under Section 8.1.2 has resulted solely from a Default under Section 8.1.4.

        "Stated Maturity Date" means June 15, 2000.

        "Subordinated Debt" means the Existing Subordinated Debt and all other unsecured Indebtedness of the Borrower for money borrowed which is subordinated, upon terms satisfactory to the Agent, in right of payment to the payment in full in cash of all Obligations.

        "Subordinated Debt Indenture" means that certain Indenture dated as of June 15, 1997 between the Borrower, as issuer, and U.S. Trust Company of Texas, N.A.

        "Subsidiary," with respect to any Person, means (i) any corporation, association or other business entity of which more than 50% of the total voting power of Capital entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof as at the time owned or controlled, directly or indirectly, by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person and (ii) any partnership (a) the sole general partner or the managing general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof); provided, however, that the term "Subsidiary" shall not include any Unrestricted Subsidiary.

        "Swingline Commitment" is defined in Section 2.1.2.

        "Swingline Lender" means CIBC, in its capacity as lender pursuant to
Section 2.1.2. "Swingline Note" means a promissory note of the Borrower payable to the Swingline Lender in the form of Exhibit B hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Swingline Lender resulting from outstanding Swing Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

        "Swing Loan" means each Loan made by the Swingline Lender pursuant to the Swingline Commitment.

        "Swing Loan Commitment Amount" means, on any date,

$5,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

        "Taxes" is defined in Section 4.6.

        "Title Company" means Chicago Title Insurance Company or such other title insurance company as may be reasonably acceptable to the Agent.

        "Tunica Casino" means the Horseshoe casino and hotel, owned by RPG and located in Tunica, Mississippi.

        "Tunica County Security Agreement" means that certain Security Agreement and Exhibit A to UCC-1 financing statement executed by RPG in favor of the Borrower and the Noteholders and filed with the Mississippi Secretary of State and in the office of the Chancery Clerk of Tunica County, Mississippi on October 3, 1995, as assigned on the same date to the Note Purchasers, and as assigned to the Agent pursuant to the Assignment of Tunica County Security Agreement.

        "Type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a Eurodollar Rate Loan.

        "Unrestricted Subsidiary" means the Vicksburg Joint Venture and any Person created after the date hereof in which the Borrower or any of its Subsidiaries owns all or a portion of the outstanding capital stock or other ownership interests and which the Borrower has designated in a written notice to the Agent as an "Unrestricted Subsidiary" (unless otherwise designated by the Borrower pursuant to Section 7.1.10).

        "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

        "Vicksburg Joint Venture" means that certain limited liability company created in accordance with that certain Contribution Agreement between the Borrower or its Subsidiary and Lady Luck Vicksburg, Inc. to develop a riverboat casino and related land-based facilities in Vicksburg, Mississippi.

        "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

        SECTION I.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

        SECTION I.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

        SECTION I.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 6.5.


                                   ARTICLE II

                   COMMITMENTS, BORROWING PROCEDURES AND NOTES

        SECTION II.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make Loans pursuant to the Commitments described in this Section 2.1.

        SECTION II.1.1. Revolving Loan Commitment of Each Lender. From time to time on any Business Day occurring prior to the Commitment Termination Date, each Lender will make loans (relative to such Lender, and of any Type, its "Revolving Loans") to the Borrower equal to such Lender's Revolving Percentage of the aggregate amount of the Borrowing of Revolving Loans requested by the Borrower to be made on such day. The commitment of each Lender described in this
Section 2.1.1 is herein referred to as its "Revolving Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, repay and reborrow under the Revolving Loan Commitment without premium or penalty.

        SECTION II.1.2. Swing Loan Commitment. From time to time on any Business Day occurring before the Commitment Termination Date, the Swingline Lender will make Swing Loans to the Borrower equal to the amount of Swing Loans requested by the Borrower to be made on such day. The commitment of the Swingline Lender described in this Section 2.1.2 is herein referred to as its "Swingline Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, repay and reborrow under the Swingline Commitment without premium or penalty.


        SECTION II.1.3.  Lenders Not Permitted or Required To Make Loans.

        (a) No Lender shall be permitted or required to make any Revolving Loan if, after giving effect thereto and the repayment of any Swing Loan with the proceeds therefrom, the aggregate outstanding principal amount of all Revolving Loans

                (i) of all Lenders would exceed the Revolving Loan Commitment
            Amount, or

                (ii) of such Lender would exceed such Lender's Revolving
            Percentage of the Revolving Loan Commitment Amount.

        (b) The Swingline Lender shall not be permitted or required to make any Swing Loan if, after giving effect thereto,

                (i) the aggregate outstanding principal amount of all Swing
            Loans would exceed the Swingline Loan Commitment Amount; or

                (ii) the amount of such Swing Loan would exceed the Revolving
            Loan Commitment Amount minus the aggregate principal amount of outstanding Revolving Loans.

        SECTION II.2. Reduction of Commitment Amounts. The Commitment Amounts are subject to reduction from time to time pursuant to this Section 2.2.

        SECTION II.2.1. Optional. The Borrower may, from time to time on any Business Day, voluntarily reduce the amount of any Commitment Amount; provided, however, that all such reductions shall require at least three Business Days' prior notice to the Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $1,000,000 or an integral multiple thereof. Prior to the occurrence and continuance of an Event of Default, all voluntary reductions of the Commitments by the Borrower shall be made to reduce the Revolving Loan Commitment and, in the case of the last $5,000,000 of the Revolving Loan Commitment, the Swingline Commitment. After the occurrence and during the continuance of an Event of Default, all optional reductions of Commitment Amounts shall be applied to reduce the Revolving Loan Commitment and Swingline Commitment pro rata.

        SECTION II.2.2. Mandatory. There shall be a mandatory reduction of the Commitment Amount in an amount equal to all payments or prepayments received by the Borrower in respect of the HE Notes to the extent that such prepayment reduces the outstanding principal balance thereof below (i) 115% of the aggregate Revolving Loan Commitments from the Closing Date through October 31, 1998, (ii) 110% of the aggregate Revolving Loan Commitments from November 1, 1998 through October 31, 1999 or (iii) 105% of the aggregate Revolving Loan Commitments thereafter. Such reduction shall be effective immediately upon the Borrower's receipt of such proceeds and shall be applied in the following manner:

                      first, to any unused portion of the Revolving Loan Commitment and, in the case of the last $5,000,000 of the Revolving Loan Commitment, the Swingline Commitment, in which event such unused portion of the Revolving Loan Commitment (or the Revolving Loan Commitment and the Swingline Commitment) shall, to the extent of such proceeds, be canceled and the Borrower may retain proceeds in an amount equal to the amount of the Revolving Loan Commitment so cancelled; and

                      second, to the prepayment of the outstanding Revolving Loans in excess of such unused portion of the Revolving Loan Commitment and the corresponding cancellation of the Revolving Loan Commitment by the amount of such prepayment; provided that at such time, if any, as the Revolving Loan Commitment is equal to or less than $5,000,000, the proceeds shall be applied pro rata to the outstanding Revolving Loans and Swing

                      Loans, with a cancellation of the Revolving Loan Commitment and Swing Loan Commitment Amount by the amount of the respective prepayment.

        SECTION II.2.3. Special Letter of Credit Provisions. Notwithstanding anything to the contrary herein, the Borrower may not reduce the Revolving Loan Commitment Amount to an amount less than the aggregate undrawn face amount of outstanding Letters of Credit then in effect unless the Borrower shall have deposited with the Agent all amounts required pursuant to the second paragraph of Section 2.7 hereof.

        SECTION II.3. Borrowing Procedure.

               SECTION II.3.1. Revolving Loans. The Borrower may from time to time irrevocably request that a Borrowing of Revolving Loans be made by delivering a Borrowing Request to the Agent (i) for a Eurodollar Rate Loan, on or before 11:30 a.m., New York time, on a Business Day, at least three Business Days prior to the date of such proposed Borrowing, in a minimum amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof, or in the unused amount of the Revolving Loan Commitment Amount and (ii) for a Base Rate Loan, on or before 11:30 a.m., New York time, on a Business Day, at least one Business Day prior to the date of such proposed Borrowing, in a minimum amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof, or in the unused amount of the Revolving Loan Commitment Amount. The Agent shall promptly notify each other Lender in writing of the terms of such Borrowing Request. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the Type of Revolving Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 1:00 p.m., New York time, on the Business Day such Revolving Loans are to be made, each Lender shall deposit with the Agent same day funds in an amount equal to such Lender's Revolving Percentage of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Revolving Loan, and no Lender shall have any obligation to assume all or any portion of a non-performing Lender's obligation to make a Revolving Loan. To the extent funds are received from the Lenders, on the proposed date for such Borrowing the Agent shall make such funds available to the Borrower at the office of the Agent.

               SECTION II.3.2. Swing Loans. The Borrower may from time to time irrevocably request, by delivering a telephonic notice to the Swingline Lender (which notice shall promptly be confirmed by telecopy to the Swingline Lender and to the Agent) that a Borrowing of Swing Loans be made, by 1:00 p.m., New York time, on or before the date such Borrowing is requested, in a minimum amount of $100,000 or an integral multiple thereof, or in the unused amount of the Swingline Loan Commitment Amount. On the terms and subject to the conditions of this Agreement, each such Borrowing shall be comprised of Base Rate Loans, and shall be made on the Business Day specified in such Borrowing Request. The Swingline Lender shall make funds in an amount equal to the requested Borrowing available to the Borrower to the accounts the Borrower shall have specified in such Borrowing Request. Each request by the Borrower for a Borrowing of Swing Loans shall be deemed to reaffirm the representations set forth in subsections
(a), (b) and (c) of Section 5.2.1. The Swingline Lender shall not fund a Borrowing of Swing Loans if prior to the date of such Borrowing the Swingline Lender shall have received written notice from the Agent or any Lender of the existence and continuance of an Event of Default.

        SECTION II.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Agent on or before 11:30 a.m., New York time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three or more than five Business Days' notice that all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000 in excess thereof, of any Loan be, in the case of Base Rate Loans, converted into Eurodollar Rate Loans or, in the case of Eurodollar Rate Loans, continued as a Eurodollar Rate Loan or that all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000 in excess thereof of any Loan be, in the case of Eurodollar Rate Loans, converted into Base Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any Eurodollar Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that no portion of the outstanding principal amount of any Loans may be continued after the end of the applicable Interest Period therefor as, or be converted into, Eurodollar Rate Loans when any Specified Default has occurred and is continuing. The Agent shall promptly notify each other Lender in writing of the terms of such Continuation/Conversion Notice.

        SECTION II.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert Eurodollar Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Eurodollar Rate Loan; provided, however, that such Eurodollar Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such Eurodollar Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all Eurodollar Rate Loans by purchasing Dollar deposits in its Eurodollar Office's interbank eurodollar market.

        SECTION II.6. Notes. Each Lender's Revolving Loans under its Revolving Loan Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Revolving Percentage of the original Revolving Loan Commitment Amount. The Swingline Lender's Swing Loans shall be evidenced by a Swingline Note payable to the order of the Swingline Lender in a maximum principal amount equal to the Swing Loan Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

        SECTION II.7. Letter of Credit Procedure. The Borrower may from time to time request that a Letter of Credit be issued by delivering to the L/C Issuer (with a telecopy to the Agent) on a Business Day, at least five Business Days prior to the date of such proposed issuance, a Letter of Credit application in the L/C Issuer's then standard form, completed to the satisfaction of the L/C Issuer, and such other certificates as the L/C Issuer may reasonably request; provided, however, that no Letter of Credit shall be issued if after giving effect to the issuance thereof, the aggregate undrawn face amount of outstanding Letters of

Credit would exceed the lesser of (a) the Revolving Loan Commitment Amount minus the aggregate unpaid principal amount of Revolving Loans and Swing Loans then outstanding or (b) $10,000,000. On the terms and subject to the conditions of this Agreement, each Letter of Credit shall be issued by the L/C Issuer on the Business Day specified in the Borrower' application therefor. The Agent shall promptly notify each Lender in writing of the material terms of each Letter of Credit issued by the L/C Issuer. Each request for a Letter of Credit and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication Number 500. Each Letter of Credit will be issued for a term of not more than one year, and in no event shall any Letter of Credit have an expiration date later than the Stated Maturity Date.

        Upon any termination of the Revolving Loan Commitment prior to the Stated Maturity Date, the Borrower shall deposit with the Agent an amount equal to 105% of the aggregate amount available to be drawn under outstanding Letters of Credit, such amount to be placed in a segregated, interest-bearing cash collateral account pledged to the Lenders as Collateral hereunder over which Borrower shall have no control but which shall be applied solely to repay the Borrower's obligations in connection with such Letters of Credit unless an Event of Default has occurred and is continuing. In the event the expiration date (or earlier termination) of any Letter of Credit should occur with no draw having been made thereunder for which the Borrower has not made reimbursement and so long as no Event of Default has occurred and is continuing, the amount of the cash collateral account shall be reduced by 105% of the undrawn amount of such expired Letter of Credit, together with the interest accrued on such amount to such date, and the amount of such reduction shall be paid to the Borrower (and, in the case of the final Letter of Credit to expire or otherwise be terminated, the remaining balance of the cash collateral account shall be paid to the Borrower).

        SECTION II.8. Increase in the Revolving Loan Commitment Amount.

               (a) Provided that no Default or Event of Default then exists, the Borrower may at any time request in writing that the then effective Revolving Loan Commitment Amount be increased to an amount which is not greater than $180,000,000 in accordance with the provisions of this Section. Any request under this Section shall be submitted by the Borrower to the Agent (which shall forward copies to the Lenders), specify the proposed effective date and amount of such increase and be accompanied by a certificate from an Authorized Officer of the Borrower, stating that no Default or Event of Default exists as of the date of the request or will result from the requested increase. The Borrower may also specify any fees offered to those Lenders (the "Increasing Lenders") which agree to increase their Revolving Loan Commitments (which fees may be variable based upon the amount by which any such Lender is willing to increase its Revolving Loan Commitment). No Lender shall have any obligation, express or implied, to offer to increase its Revolving Loan Commitment. Only the consent of each Increasing Lender shall be required for an increase in the Revolving Loan Commitment Amount pursuant to this Section. No Lender which elects not to increase its Revolving Loan Commitment may be replaced in respect of its existing Revolving Loan Commitment as a result thereof without such Lender's consent.

               (b) Each Increasing Lender shall as soon as practicable specify the amount of the proposed increase which it is willing to assume. The Borrower may accept some or all of the offered amounts or designate new lenders who qualify as Eligible Assignees and which are reasonably acceptable to the Agent as additional Lenders hereunder in accordance with clause (c) of this Section (each, a "New Lender"), which New Lender may assume all or a portion of the increase in the Revolving Loan Commitment Amount. The Borrower and the Agent shall have discretion jointly to adjust the allocation of the increased Revolving Loan Commitment Amount among Increasing Lenders and New Lenders.

               (c) Each New Lender designated by the Borrower and reasonably acceptable to the Agent shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed increase in the Revolving Loan Commitment Amount upon its execution of an instrument of joinder to this Agreement which is in form and substance reasonably acceptable to the Agent and which, in any event, contains the representations, warranties, indemnities and other protections afforded to the Agent and the other Lenders.

               (d) Subject to the foregoing, any increase requested by the Borrower shall be effective as of the date proposed by the Borrower and shall be in the principal amount equal to (i) the amount which Increasing Lenders are willing to assume as increases to the amount of their Revolving Loan Commitments plus (ii) the amount offered by any New Lender, in either case as adjusted by the Borrower and the Agent pursuant to Section 2.8(b). Upon the effectiveness of any such increase, the Borrower shall issue replacement Notes to each affected Lender and new Notes to each New Lender, and the Revolving Percentages of each Lender will be adjusted to give effect to the increase in the Revolving Loan Commitment Amount as set forth in a new
        Schedule I issued by the Agent. To the extent that the adjustment of Revolving Loan Percentages results in loss or expenses to any Lender as a result of the prepayment of any Eurodollar Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, the Borrower shall be responsible for such loss or expenses pursuant to
        Section 4.4.

                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

        SECTION III.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date.

               SECTION III.1.1. Payment Terms. Prior to the Stated Maturity Date, the Borrower

               (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans, such prepayment to be applied to Loans in the manner designated by the Borrower; provided, however, that

                (i) any such prepayment shall be made pro rata among all Lenders having Loans of the designated Type and, if applicable, having the designated Interest Period;

                (ii) no such prepayment of any Eurodollar Rate Loan may be made on any day other than the last day of the Interest Period for such Loan;

                (iii) all such voluntary prepayments of any Eurodollar Rate Loan shall require at least three

            Business Days' prior written notice to the Agent and all such voluntary partial prepayments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess thereof or such lesser amount as will prepay such Loan in full;

                (iv) all such voluntary prepayments of any Base Rate Loan
            outstanding under the Revolving Loan Commitment shall require at least one Business Day's notice, and all such voluntary partial prepayments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess thereof or such lesser amount as will prepay such Loan in full; and

                (v) all such voluntary prepayments of any Swing Loan shall require at least one Business Day's notice to the Swingline Lender (unless notice shall have been given by 12:00 noon, New York time and payment shall be received by 1:00 p.m. New York time, in which event one Business Day's notice shall not be required), and all such voluntary partial prepayments shall be in an aggregate minimum amount of $100,000 or integral multiples of $100,000 or such lesser amount as will prepay such Loan in full.

               (b) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, repay all Loans, unless, pursuant to Section 8.3, only a portion of all Loans is so accelerated.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No voluntary prepayment of principal of any Loans shall cause a reduction in the Revolving Loan Commitment Amount.

               SECTION III.1.2. Special Swing Loan Provisions. All Swing Loans shall be payable with accrued interest thereon solely to the Swingline Lender for its own account, and shall otherwise be subject to all the terms and conditions applicable to the Revolving Loans (unless otherwise specifically set forth herein). Upon the earlier to occur of (x) thirty days after the making of any Swing Loan or (y) one Business Day after the occurrence of an Event of Default, the Borrower shall repay all of such Swing Loans in cash by 1:00 p.m., New York time, on the date due or make a Borrowing of Revolving Loans in an amount at least equal to the aggregate outstanding principal amount of all Swing Loans together with all accrued interest thereon, and shall apply the proceeds of such Borrowing to repay in its entirety the aggregate outstanding principal amount of all Swing Loans together with accrued interest thereof to the date of such repayment.

        In the event that any portion of any Swing Loan is not repaid when due, the Swingline Lender shall promptly notify the Agent and the Agent shall promptly, and in no event later than 5:00 p.m., New York time, two Business Days after its receipt of such notice, notify each Lender in writing of the unreimbursed amount of such Swing Loan and of such Lender's Revolving Percentage of such unreimbursed amount. Each of the Lenders shall make a Revolving Loan in an amount equal to such Lender's Revolving Percentage of the unreimbursed amount of such Swing Loan, together with accrued unpaid interest thereon (to the extent that there is availability under the Revolving Loan Commitment), and pay the proceeds thereof, in immediately available funds, directly to the Agent for the account of the Swingline Lender, not later than 1:00 p.m., New York time, on the next Business Day after the date such Lender is notified by the Agent. Revolving Loans made by the Lenders to repay unreimbursed Swing Loans pursuant to this Section shall constitute Revolving Loans hereunder, initially shall be Base Rate Loans and shall be subject to all of the provisions of this Agreement concerning Revolving Loans, except that such Revolving Loans shall be made upon demand by the Agent as set forth above rather than upon notice by the Borrower, and shall be made, notwithstanding anything in this Agreement to the contrary, without regard to satisfaction of conditions precedent to the making of Revolving Loans set forth in Article V of this Agreement; provided, however that no Lender shall be obligated to make such Revolving Loans if, prior to the date of the Borrowing of the Swing Loan to be refunded, the Swingline Lender had received written notice from the Agent or any Lender of the existence and continuance of an Event of Default.

        Each Lender's obligation to make Revolving Loans in the amount of its Revolving Percentage of any unreimbursed Swing Loan pursuant hereto is several, and not joint or joint and several. The failure of any Lender to perform its obligation to make a Revolving Loan in the amount of such Lender's Revolving Percentage of any unreimbursed Swing Loan will not relieve any other Lender of its obligation hereunder to make a Revolving Loan in the amount of such other Lender's Revolving Percentage of such unreimbursed Swing Loan. Any Lender may, but shall have no obligation to any Person to, assume all or any portion of any non-performing Lender's obligation to make a Revolving Loan in the amount of such Lender's Revolving Percentage of such unreimbursed Swing Loan. The Borrower agree to accept the Revolving Loans hereinabove provided, whether or not such Loans could have been made pursuant to the terms of Section 5.2 hereof or any other Section of this Agreement.

        In the event, for whatever reason, the Agent determines that the Lenders are not able to, or that it could be disadvantageous for the Lenders to, advance their respective Revolving Percentage of Revolving Loans for the purpose of refunding Swing Loans as required hereunder, then each of the Lenders absolutely and unconditionally agrees to purchase and take from the Swingline Lender on demand an undivided participation interest in Swing Loans outstanding in an amount equal to their respective Revolving Percentage of such Swing Loans.

               SECTION III.1.3. Post Default Application of Payments. Notwithstanding any provision of Section 3.1.1 to the contrary, after the occurrence and during the continuance of an Event of Default, all optional and mandatory payments under Section 3.1.1 shall be applied first to pay any fees and expenses then due and owing, second to the pro rata payment of accrued and unpaid interest on all Loans and third to the pro rata reduction of amounts outstanding under the Revolving Loan Commitment and the Swingline Commitment.

               SECTION III.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this
Section 3.2.

               SECTION III.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

               (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Base Rate Margin in effect from time to time;

               (b) on that portion maintained as a Eurodollar Rate Loan, during each Interest Period applicable thereto, equal to the sum of the Eurodollar Rate (Reserve Adjusted) for such Interest Period plus the Applicable Eurodollar Rate

        Margin in effect from time to time.

        All Eurodollar Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Loan.

               SECTION III.2.2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate plus the Base Rate Margin in effect from time to time plus 1% until such amount is paid in full.

               SECTION III.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

               (a) on the Stated Maturity Date therefor;

               (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

               (c) with respect to Base Rate Loans, on each Monthly Payment Date occurring after the Effective Date;

               (d) with respect to Eurodollar Rate Loans, the last day of each applicable Interest Period (and, if such Interest Period shall be six months, on the 90th day of such Interest Period);

               (e) with respect to any Base Rate Loans converted into Eurodollar Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and


               (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity

Date, upon acceleration or otherwise) shall be payable upon demand.

        SECTION III.3. Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

        SECTION III.3.1. Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender, for the period (including any portion thereof when its Revolving Loan Commitment is suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the final Commitment Termination Date, a per annum fee (the "Commitment Fee") on the average daily unused portion of the Revolving Loan Commitment Amount (without giving effect to any reduction thereof as a result of any outstanding Swing Loans), calculated on a 360-day basis using the basis points per annum rate as set forth under the column labeled "Commitment Fee" in the definition of "Applicable Margin" opposite the Borrower's Leverage Ratio. The Commitment Fee shall be payable by the Borrower quarterly in arrears on each Quarterly Payment Date (or, if such day is not a Business Day, on the next succeeding Business Day), commencing with the first such date to occur after the Effective Date, and on any expiration or termination of the Revolving Loan Commitment.

        SECTION III.3.2. Upfront Fees. The Agent agrees to pay to each Lender upfront fees in such amounts as have been agreed upon previously by the Agent and each such Lender.

        SECTION III.3.3. Agent's Fee. The Borrower hereby agrees to pay to the Agent for its own account additional fees in such amounts and at such times as more particularly set forth in the commitment letter and term sheet dated September 26, 1997.

        SECTION III.3.4. Letter of Credit Fees. The Borrower agrees to pay to the Agent, for the account of the Lenders, letter of credit fees (the "L/C Fees") on the average daily face amount of outstanding Letters of Credit during each Fiscal Quarter, calculated at a per annum rate equal to the Applicable Eurodollar Rate Margin in effect on the last day of such Fiscal Quarter. The Borrower further agree to pay to the L/C Issuer, for its own account, a fronting fee (the "Fronting Fee") equal to 0.125% per annum of the average daily face amount of outstanding Letters of Credit during each Fiscal Quarter, calculated on the last day of such Fiscal Quarter. The L/C Fees and the Fronting

Fee shall be computed on the basis of a year comprised of 360 days and shall be payable quarterly in arrears, on each Quarterly Payment Date.

        SECTION III.4. Agreement to Repay Letter of Credit Drawings with Revolving Loans. The Borrower agrees to reimburse the L/C Issuer for each draft that is paid under any Letter of Credit for the amount of (a) such draft and (b) any reasonable taxes, fees, charges or other costs and expenses incurred by the L/C Issuer in connection with such payment, whether such draft is paid before, on or after termination of the Revolving Loan Commitment. Upon notice by the L/C Issuer to the Borrower and the Agent (and notice by the Agent to the Lenders pursuant to Section 3.5) on any day that payment has been made under any Letter of Credit, the Borrower shall reimburse the L/C Issuer with the proceeds of a Revolving Loan made pursuant to Section 3.5 not later than the following Business Day. Interest shall be payable on any and all unreimbursed amounts advanced by the L/C Issuer under this Section from the date such amounts have been advanced by the L/C Issuer until reimbursed at the rate of interest payable on Base Rate Loans.

        The payment obligations of the Borrower under this Section shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including without limitation, the following circumstances:

               (a) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated herein, or any unrelated transaction;

               (b) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or unenforceable in any respect or any statement therein being untrue or inaccurate in any respect; provided that any such statement or other document appears, on examination, to be regular on its face; or

               (c) payment by the L/C Issuer under any Letter of Credit against presentation of drafts, certificates, claims, documents or required statements that do not strictly comply with the terms of the Letter of Credit; provided that, upon examination, any such drafts, certificates, claims, documents or statements appear on their face to be in accordance with the Letter of Credit.

               SECTION III.5. Letter of Credit Participations. The L/C Issuer irrevocably agrees to grant and hereby grants to each Lender, and, to induce the L/C Issuer to issue Letters of Credit hereunder, each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the L/C Issuer for such Lender's own account and risk an undivided interest equal to such Lender's Revolving Percentage in the L/C Issuer's obligations and rights under each Letter of Credit issued hereunder and each draft paid by the L/C Issuer hereunder.

        Upon presentation of a draft drawn under any Letter of Credit, the L/C Issuer shall promptly notify the Agent and the Agent shall promptly notify each Lender of the amount under such draft and of such Lender's Revolving Percentage of such amount. Except to the extent that (i) the Borrower shall have previously reimbursed the L/C Issuer for such draft or (ii) there is a sufficient amount in any cash collateral account established to cover payments to be made under such Letter of Credit, each of the Lenders shall thereafter make a Revolving Loan in an amount equal to such Lender's Revolving Percentage of the amount of such payment made by the L/C Issuer, together with any accrued and unpaid interest thereon. Each Lender shall pay the proceeds of its Loan, in immediately available funds, directly to the Agent for the account of the L/C Issuer, (i) not later than 1:00 p.m. New York time, on the following Business Day if the Agent shall have provided notice prior to 11:30 a.m. New York time, and (ii) if the Agent shall have provided notice after 11:30 a.m. New York time, not later than 1:00 p.m. New York time, on the second following Business Day. Revolving Loans made by the Lenders to repay amounts under Letters of Credit pursuant to this Section shall constitute Revolving Loans hereunder, initially shall be Base Rate Loans and shall be subject to all of the provisions of this Agreement concerning Revolving Loans, except that such Revolving Loans shall be made upon demand by the Agent as set forth above rather than upon notice by the Borrower, and shall be made, notwithstanding anything in this Agreement to the contrary, without regard to satisfaction of conditions precedent to the making of Revolving Loans set forth in Article V of this Agreement and, notwithstanding any termination of the Revolving Loan Commitment prior to the Stated Maturity Date, Revolving

Loans shall be made to reimburse the L/C Issuer for any drafts paid under any Letter of Credit outstanding on the date of such termination.

        Each Lender's obligation to make Revolving Loans in the amount of its Revolving Percentage of any unreimbursed amounts outstanding under a Letter of Credit pursuant hereto is several, and not joint or joint and several. The failure of any Lender to perform its obligation to make a Revolving Loan in the amount of such Lender's Revolving Percentage of any unreimbursed amounts outstanding under a Letter of Credit will not relieve any other Lender of its obligation hereunder to make a Revolving Loan in the amount of such other Lender's Revolving Percentage of such amounts. Any Lender may, but shall have no obligation to any Person to, assume all or any portion of any non-performing Lender's obligation to make a Revolving Loan in the amount of such Lender's Revolving Percentage of such amount outstanding under a Letter of Credit. The Borrower agrees to accept the Revolving Loans hereinabove provided, whether or not such loans could have been made pursuant to the terms of Section 5.2 hereof, or any other Section of this Agreement.

        SECTION III.6. Repurchase of Notes at the Option of the Lender Upon a Change of Control.

               (a) In the event that a Change of Control has occurred, each Lender will have the right, at such Lender's option, pursuant to an irrevocable and unconditional offer by the Borrower (the "Change of Control Offer") to require the Borrower to repurchase all or any part of such Lender's Notes on the date that is no later than thirty (30) Business Days after the occurrence of such Change of Control (the "Change of Control Payment Date"), at a cash price equal to one hundred one percent (101%) of the principal amount thereof (the "Change of Control Offer Price"), plus accrued and unpaid interest, fees and expenses, if any, to but excluding the Change of Control Payment Date. Upon expiration of the Change of Control Offer Period (as defined below), the Borrower shall purchase all Notes tendered in response to the Change of Control Offer.

               (b) In the event that, pursuant to this Section 3.6, the Borrower shall be required to commence a Change of Control Offer, the Borrower shall follow the procedures set forth in this Section 3.6 as follows:

                      (1) the Change of Control Offer shall commence within ten
               (10) Business Days following the Change of Control;

                      (2) the Change of Control Offer shall remain open for
               twenty (20) Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period");

                      (3) within five (5) Business Days following the expiration of a Change of Control Offer, the Borrower shall purchase all of the tendered Notes at the Change of Control Offer Price, plus accrued and unpaid interest; and

                      (4) on or before the commencement of any Change of Control
               Offer, the Borrower shall send, by first-class mail, a notice to each of the Lenders, which shall govern the terms of any Change of Control Offer and shall state:

                             (i) that the Change of Control Offer is being made
                      pursuant to this Section 3.6 and that all Notes or portions thereof tendered will be accepted for payment;

                             (ii) the Change of Control Offer Price (including
                      the amount of accrued and unpaid interest), the Change of Control Payment Date and the Change of Control Put Date (as defined below);

                             (iii) that any Note, or portion thereof, not
                      tendered or accepted for payment will continue to accrue interest;

                             (iv) that, unless the Borrower defaults in making
                      payment therefor in accordance with the last paragraph of this clause (b), or such payment is prevented for any reason, any Note, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                             (v) that Lenders electing to have a Note, or
                      portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Note to the Borrower at the address specified in the notice, prior to the close of business on the earlier of (a) the fifth (5th) Business Day prior to the Change of Control Payment Date and (b) the fifth (5th) Business Day following the expiration of the Change of Control Offer (such earlier date being the "Change of Control Put Date");

                             (vi) that Lenders will be entitled to withdraw
                      their election, in whole or in part, if the Borrower receives, prior to the close of business on the Change of Control Put Date, a facsimile transmission or letter setting forth the name of the Lender, the principal amount of the Notes the Lender is withdrawing and a statement containing a facsimile signature and stating that such Lender is withdrawing its election to have such principal amount of Notes purchased; and

                             (vii) a brief description of the events resulting
                      in such Change of Control.

        Any such Change of Control Offer shall comply with all applicable provisions of Federal and state laws and any provisions of this Agreement that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

        On or before the Change of Control Payment Date, the Borrower shall (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer prior to the close of business on the Change of Control Put Date and (ii) pay to each Lender that has tendered a Note the Change of Control Offer Price (together with accrued and unpaid interest, fees and expenses) of such Note whereupon, such Lender's Revolving Loan Commitment shall be reduced by the principal amount received by such Lender. The Borrower shall promptly execute and mail or deliver to such Lender a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Borrower to the applicable Lender.

                                   ARTICLE IV

                  CERTAIN EURODOLLAR RATE AND OTHER PROVISIONS

        SECTION IV.1. Eurodollar Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a Eurodollar Rate Loan, the obligations of all Lenders to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all Eurodollar Rate Loans shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

        SECTION IV.2. Deposits Unavailable. If the Agent shall have determined that

               (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to CIBC; or

               (b) by reason of circumstances affecting the interbank market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Eurodollar Rate Loans,

then, upon notice from the Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, Eurodollar Rate Loans shall forthwith be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

        SECTION IV.3. Increased Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, (i) making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, Eurodollar Rate Loans or (ii) any Letter of Credit (or any Lender's participation therein) issued hereunder as a result of any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in adopted after the Effective Date of, any law or regulation, directive, guideline, decision or request (whether or not having force of law) of any court, central bank, regulator or other governmental authority (whether or not having the force of law and whether or not the failure to comply with such guideline or requirement would be unlawful). Such Lender shall promptly notify the Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice.

        SECTION IV.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Rate Loan) as a result of

               (a) any conversion or repayment or prepayment of the principal amount of any Eurodollar Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to
        Section 3.1 or otherwise;

               (b) any Loans not being made as Eurodollar Rate Loans in accordance with the Borrowing Request therefor; or

               (c) any Loans not being continued as, or converted into, Eurodollar Rate Loans in accordance with the Continuation/ Conversion Notice therefor,

(except where such loss or expense results from a breach by such Lender of its obligations under this Agreement) then, upon the written notice of such Lender to the Borrower (with a copy to the Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice shall include calculations in reasonable detail of such loss or expense.

        SECTION IV.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its reasonable discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Revolving Loan Commitment or the Loans made by such Lender or any Letter of Credit issued by such Lender or in which such Lender is a risk participant is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. The Borrower shall be liable for all such additional amounts only if such Lender shall have notified the Borrower within 90 days after such Lender shall have received notice of the change in circumstances giving rise to the request for compensation hereunder; otherwise, the Borrower shall be liable only for such additional amounts arising after delivery to the Borrower of notice of such change in circumstances. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall be delivered to the Borrower. In determining such amount, such Lender shall use any reasonable method of averaging and attribution.

        SECTION IV.6. Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

               (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

               (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

               (c) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties (other than penalties attributable to the misconduct or negligence of the Agent or such Lender), interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

        If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

        Upon the request of the Borrower or the Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrower and the Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

        SECTION IV.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes (other than the Swingline Note) or any other Loan Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction, recoupment or counterclaim, not later than 1:00 p.m., New York time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest, Commitment Fees, L/C Fees, Fronting Fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to Eurodollar Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

        SECTION IV.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim. For the purposes of determining a Lender's applicable pro rata share, all issued and outstanding Letters of Credit shall be considered Revolving Loans, and any payments in respect thereof shall be deposited in the cash collateral account established pursuant to Section 2.7 hereof. If any Letter of Credit shall thereafter expire or terminate without being drawn, the amount previously deposited into the cash collateral account in respect thereof shall be released from the cash collateral account and distributed to the Lenders on a pro rata basis or, if no Specified Default shall be continuing, delivered to the Borrower.

        SECTION IV.9. Setoff. Each Lender shall, with the consent of the Required Lenders, upon the occurrence of any Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

        SECTION IV.10. Use of Proceeds. The Borrower shall apply the proceeds of each Borrowing for general business purposes of the Borrower and its Subsidiaries, including working capital, Capital Expenditures, refinancing existing Indebtedness, acquisitions and Investments. Without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the

Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.

        SECTION IV.11. Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan during the Interest Period for such Loan through the purchase of deposits having a maturity corresponding to the last day of such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period. Each Lender shall use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to take appropriate action, including the selection of a jurisdiction of its Domestic Office or Eurodollar Office or the changing of the jurisdiction of its Domestic Office or Eurodollar Office, as the case may be, so as to avoid any suspension of such Lender's obligations under Section 4.1 or the imposition of any increased costs or taxes or to reduce the amount of any such increased costs or taxes which may thereafter accrue; provided that no such selection or change of the jurisdiction for its Domestic Office or Eurodollar Office shall be made if, in the reasonable judgment of such Lender, such selection or change would be disadvantageous to such Lender.

        SECTION IV.12. Substitution. In the event that (w) any Lender shall have defaulted in its obligation to fund a Revolving Loan in accordance with the terms of this Agreement, (x) any Lender's circumstances shall have caused the Lenders' obligations to make, or to continue or convert outstanding Loans as or to, Eurodollar Rate Loans to be suspended pursuant to Section 4.1 or (y) any Lender has demanded compensation under Section 4.3 or 4.5, or becomes entitled to receive additional amounts under Section 4.6 and so long as there does not exist a Specified Default, the Borrower shall have the right, with the consent of the Agent (which consent shall not be unreasonably withheld), to designate an Eligible Assignee (which may be one or more of the Lenders) as a substitute for such Lender to purchase the Revolving Note (for a price equal to all principal, interest, fees and costs owed to such Lender) and assume the Commitments of such Lender.


                                    ARTICLE V

                             CONDITIONS TO BORROWING

        SECTION V.1. Initial Borrowing. The obligations of the Lenders to fund the initial Borrowing or the L/C Issuer to issue the initial Letter of Credit shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

        SECTION V.1.1. Resolutions, etc. The Agent shall have received:

               (a) Copies of the resolutions of the Board of Managers of the Borrower (on its own behalf and as manager of Horseshoe Ventures) and copies of resolutions of the Board of Directors of HGP (on its own behalf and as general partner of NGCP, which is the general Partner of HE, and as general partner of RPG) approving this Agreement, the Notes, each other Loan Document to which it (or HE or RPG) is or is to be a party, and of all documents evidencing other necessary action and governmental approvals, if any, with respect to this Agreement, the Notes and each other Loan Document to which the Borrower, HE and RPG is a party, in each case certified (on the date of the initial Borrowing) by the Secretary of the Borrower or HGP;

               (b) A copy of the certificate of incorporation, certificate of limited partnership or certificate of formation, as applicable, of each of the Borrower, HE, RPG, NGCP, HGP, JBB and Horseshoe Ventures and each amendment thereto, certified (as of a date reasonably near the initial Borrowing Date) by the Secretary of State of its state of organization as being a true and correct copy thereof;

               (c) A certificate of the Secretary of the Borrower or HGP, dated the initial Borrowing Date, certifying the names and true signatures of the officers authorized to sign this Agreement, the Notes, each other Loan Document and any document(s) relating to this Agreement to which the Borrower, HE, NGCP, RPG, HGP, JBB and Horseshoe Ventures is a party and the other documents to be delivered hereunder and thereunder;

               (d) A certificate of the Secretary of State of Delaware (as of a date reasonably near the initial Borrowing Date) that the Borrower is duly organized as a limited liability company, validly existing and in good standing under the laws of the State of Delaware;

               (e) A copy of a certificate of the Secretary of State of the State of (i) Nevada, as to NGCP and HGP, (ii) Louisiana, as to HE, (iii) Mississippi, as to RPG, and (iv) Delaware, as to Horseshoe Ventures and JBB certifying (as of a date reasonably near the initial Borrowing Date) the certificate of incorporation, certificate of limited partnership, articles of organization or certificate of formation, as applicable, of each of such entities and that each such entity is duly organized, validly existing and in good standing under the laws of its state of organization; and

               (f) A certificate of the Secretary of the Borrower or HGP, dated the initial Borrowing Date, certifying as to (i) the absence of any amendments to the organization documents of the Borrower, HE, RPG, NGCP, HGP, JBB and Horseshoe Ventures since the date of the Secretary of State's certificate referred to in clause (e) above, (ii) a true and correct copy of the operating agreement, limited partnership agreement or by-laws, as applicable of the Borrower, HE, RPG, NGCP, HGP, JBB and Horseshoe Ventures as in effect on the initial Borrowing Date and (iv) the absence of any proceeding for the dissolution or liquidation of the Borrower, HE, RPG, NGCP, HGP, JBB and Horseshoe Ventures.

        SECTION V.1.2. Delivery of Notes. The Agent shall have received, for the account of each Lender, the Notes duly executed and delivered by the Borrower.

        SECTION V.1.3. Guarantees. The Agent shall have received the Guarantees, dated the date hereof, duly executed by each of the Guarantors, covering all of each such Person's equipment, gaming devices and associated equipment, fixtures, furnishings, inventory, accounts, intangibles and other personal property of every kind and description, including, to the extent permitted by the terms of the financing or leasing agreements applicable thereto, all furniture, fixtures and equipment that are financed or leased (all of the foregoing is collectively referred to as the "Personal Property Collateral"), together with

               (a) acknowledgment copies of properly filed Uniform Commercial Code financing statements, assignments or amendments, or such other evidence of filing as may be acceptable to the Agent, naming each of the Guarantors as the debtor and the Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interest of the Agent pursuant to the Guarantees;

               (b) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens (other than Permitted Liens) in any collateral described in the Guarantees together with such other Uniform Commercial Code Form UCC-3 termination statements as the Agent may reasonably request); and

               (c) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agent, dated a date reasonably near to the date of the initial Borrowing, listing all effective financing statements which name the Guarantors (under their present names and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause (a) above, together with copies of such financing statements (none of which, other than Permitted Liens, shall cover any collateral described in the Guarantees).

        SECTION V.1.4. Payment of Outstanding Indebtedness, etc. All Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full (including, to the extent necessary, from proceeds of the initial Borrowing).

        SECTION V.1.5. Borrower Pledge Agreement. The Agent shall have received executed counterparts of the Borrower Pledge Agreement, dated as of the date hereof, duly executed by the Borrower, together with the certificates or other documentation evidencing all of the ownership interests pledged pursuant to the Borrower Pledge Agreement, which certificates or other documentation shall in each case be accompanied by undated stock powers duly executed in blank.

        SECTION V.1.6. JBB Pledge Agreement. The Agent shall have received executed counterparts of the JBB Pledge Agreement, dated as of the date hereof, duly executed by JBB, together with the certificates or other documentation, evidencing all of the ownership interests pledged pursuant to the JBB Pledge Agreement, which certificates or other documentation shall in each case be accompanied by undated stock powers duly executed in blank.

        SECTION V.1.7. Security Agreement. The Agent shall have received executed counterparts of the Security Agreement, dated as of the date hereof, duly executed by the Borrower, covering all of the Borrower's Personal Property Collateral, together with

               (a) acknowledgment copies of properly filed Uniform Commercial Code financing statements, assignments or amendments, or such other evidence of filing as may be acceptable to the Agent, naming the Borrower as the debtor and the Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interest of the Agent pursuant to the Security Agreement;

               (b) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens (other than Permitted Liens) in any collateral described in the Security Agreement together with such other Uniform Commercial Code Form UCC-3 termination statements as the Agent may reasonably request); and

               (c) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agent, dated a date reasonably near to the date of the initial Borrowing, listing all effective financing statements which name the Borrower (under its present name and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause (a) above, together with copies of such financing statements (none of which, other than Permitted Liens, shall cover any collateral described in the Security Agreement).

        SECTION V.1.8. Deed of Trust. The Agent shall have received executed counterparts of the Assignment of Deed of Trust with respect to the Tunica Casino, dated as of the date hereof, duly executed by the remaining Noteholder, together with

               (i) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of the Assignment of Deed of Trust as may be necessary or, in the reasonable opinion of the Agent, desirable effectively to assign the Deed of Trust to the Agent as a valid, perfected Lien against the Tunica Casino, which Lien is subject to no outstanding Liens securing monetary obligations recorded against RPG's interest in the Tunica Casino other than junior Liens securing the notes outstanding under the Senior Note Indenture;

               (ii) title policies (collectively, the "Title Policies") in favor of the Agent on behalf of the Lenders in amounts and in form and substance reasonably satisfactory to the Agent and issued by the Title Company, with respect to the Deed of Trust; and

               (iii) such other approvals, opinions, or documents in connection with the foregoing as the Agent may reasonably request.

               SECTION V.1.9. Surveys. The Agent shall have received, in triplicate, a surveyor's current plat of survey (dated not earlier than October 1, 1997) of each of the Pledged Casinos prepared (and so certified) in compliance with the provisions of any applicable state survey standards by a registered land surveyor of the state in which such Pledged Casino is located, and certified to the Agent and the Title Company.

               SECTION V.1.10. Appraisals. The Agent shall have received copies of MAI appraisals prepared in accordance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, addressed to the Agent, with respect to each Pledged Casino, prepared by Hospitality Valuation Services, Inc. and in form, scope and substance reasonably satisfactory to the Agent in all material respects, which appraisals shall not have been withdrawn or modified.

               SECTION V.1.11. Environmental Audit. The Agent shall have received copies of a so-called "phase one" environmental audit covering each Pledged Casino in each case prepared by an environmental consulting firm selected by the Borrower and reasonably acceptable to the Agent, and in form, substance and results, reasonably satisfactory to the Agent.

               SECTION V.1.12. RPG First Preferred Ship Mortgage.

               (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of the RPG First Preferred Ship Mortgage Assignment as may be necessary or, in the reasonable opinion of the Agent, desirable effectively to assign the RPG First Preferred Ship Mortgage to the Agent as a valid, perfected Lien against the vessel described therein, which Lien is subject to no outstanding Liens securing monetary obligations recorded against such vessel other than junior Liens securing the notes outstanding under the Senior Note Indenture; and

               (b) such other approvals, opinions or documents in connection with the foregoing as the Agent may reasonably request.

               SECTION V.1.13. Amended and Restated Note Assignment. The Agent shall have received an executed original of the Amended and Restated Note Assignment, dated as of the date hereof, together with the original HE Notes and the RPG Notes, endorsed in blank and executed originals of each of the HE Collateral Documents, and the following:

               (a) acknowledgment copies of properly filed Uniform Commercial Code financing statements (Form UCC-1), or such other evidence of filing as may be acceptable to the Agent, naming HE as the debtor and the Borrower as the secured party, together with properly filed assignments to the Agent of the Borrower's interests thereunder, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interest of the Agent (as assignee) pursuant to the HE Collateral Documents;

               (b) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens other than Permitted Liens in any collateral described in the HE Collateral Documents, together with such other Uniform Commercial Code Form UCC-3 termination statements as the Agent may reasonably request;

               (c) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agent, dated a date reasonably near to the date of the initial Borrowing, listing all effective financing statements which name HE (under its present name and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause (a) above, together with copies of such financing statements;

               (d) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of the Assignment of HE Mortgages as may be necessary or, in the reasonable opinion of the Agent, desirable effectively to assign the HE Mortgages as valid, perfected Liens against the Bossier Casino, which Liens are subject to no outstanding Liens securing monetary obligations other than junior Liens securing the notes outstanding under the Senior Note Indenture;

               (e) title policies (collectively, the "Title Policies") in favor of the Agent on behalf of the Lenders in amounts and in form and substance reasonably satisfactory to the Agent and issued by the Title Company, with respect to the Bossier Casino;

               (f) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of the HE First Preferred Ship Mortgage Assignment as may be necessary or, in the reasonable opinion of the Agent, desirable effectively to assign the HE First Preferred Ship Mortgage to the Agent as a valid, perfected Lien against the vessel described therein, which Lien is subject to no outstanding Liens securing monetary obligations other than junior Liens securing the notes outstanding under the Senior Note Indenture; and

               (g) such other approvals, opinions or documents in connection with the foregoing as the Agent may reasonably request.

               SECTION V.1.14. Consents, etc. The Agent shall have received certified copies of all documents evidencing any necessary action of the Borrower and each Guarantor, material consents, shareholder, creditor, material lessor, governmental and material regulatory approvals or exemptions in connection with this Agreement and the other Loan Documents, all in form and substance reasonably satisfactory to the Agent and, as to legal matters, its counsel.

               SECTION V.1.15. Insurance Coverages. The Borrower shall have delivered to the Agent the insurance certificates and policies identified on
Schedule III, together with loss payable endorsements in favor of the Agent under all such insurance policies.

               SECTION V.1.16. Solvency. The Agent shall have received a certificate substantially in the form of Exhibit K hereto from the president, the chief executive or chief financial Authorized Officer of the Borrower as to solvency of the Borrower and each of the Guarantors, both before and after giving effect to the transactions contemplated by this Agreement.

               SECTION V.1.17. Opinions of Counsel. The Agent shall have received opinions, dated the date of the initial Borrowing and addressed to the Agent and all Lenders, from Riordan & McKinzie, counsel to the Borrower, Eaton & Cottrell, special Mississippi counsel to the Borrower, Adams & Reese, special Louisiana and maritime counsel to the Borrower, Richards & O'Neil, LLP, special New York counsel to the Borrower, Richards, Layton & Finger, special Delaware counsel to the Borrower and Schreck Morris, special Nevada counsel to the Borrower substantially in the form of Exhibit F hereto.

               SECTION V.1.18. Other Debt Documentation. The Agent shall have received a certificate signed by an Authorized Officer of the Borrower stating that attached thereto are true and complete copies of (i) the definitive Senior
Note Indenture and all collateral documents as in effect on the date of the initial Borrowing securing the Existing Senior Notes and (ii) the definitive Subordinated Debt Indenture as in effect on such date.

               SECTION V.1.19. Intercreditor Agreement. An amended and restated intercreditor agreement, substantially in the form of Exhibit H hereto, between the Agent and the trustee for the holders of the Senior Notes.

               SECTION V.1.20. Closing Fees, Expenses, etc. The Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3, if then invoiced.

        SECTION V.2. All Borrowings. Subject to the provisions of Section 3.1.2, the obligation of the L/C Issuer to issue any


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
Letter of Credit or of each Lender to fund any Loan on the occasion of any Borrowing (including the initial Borrowing) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

             SECTION V.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to the issuance of a Letter of Credit or any Borrowing (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct

               (a) the representations and warranties set forth in Article VI (excluding, however, those contained in Section 6.7) shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

               (b) except as disclosed by the Borrower to the Agent and the Lenders pursuant to Section 6.7

                      (i) no labor controversy, litigation, action, arbitration
               or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect; and

                      (ii) no development shall have occurred in any labor
               controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which is reasonably likely to have a Material Adverse Effect;

               (c) to the extent that, after giving effect to such Borrowing or the issuance of such Letter of Credit, the aggregate principal amount of all outstanding Loans and the face amount of all outstanding Letters of Credit would exceed $150,000,000, the incurrence thereof shall be permissible under Section 4.11(g) of the Senior Note Indenture; and

               (d) no Default shall have then occurred and be continuing, and neither the Borrower, any other Obligor, nor any of its Subsidiaries are in violation of any law or governmental regulation or court order or decree which is reasonably likely to have a Material Adverse Effect.

               SECTION V.2.2. Borrowing Request. The Agent shall have received a Borrowing Request for such Borrowing. Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Subsection 5.2.1 are true and correct. Each request by the Borrower for the issuance of a Letter of Credit shall be made pursuant to a Letter of Credit application in the L/C Issuer's then current form. Delivery of such application and the delivery by the L/C Issuer of the Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of issuance of such Letter of Credit (both immediately before and after giving effect thereto) the statements made in Subsection 5.2.1 are true and correct. Each request by the Borrower for Borrowings of Swing Loans and the acceptance by the Borrower of the proceeds of such Swing Loans shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing) the statements made in Subsection 5.2.1 are true and correct.

               SECTION V.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

        In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans and issue Letters of Credit hereunder, the Borrower represents and warrants unto the Agent and each Lender as set forth in this
Article VI.

        SECTION VI.1. Organization, etc. The Borrower and each of its Subsidiaries is a company, corporation or partnership validly organized and existing and in good standing under the laws of the State of its formation, is duly qualified to do business and is in good standing as a foreign company, corporation or partnership in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it, except where the failure to so qualify or hold such license, permit or approval could have a Material Adverse Effect.

        SECTION VI.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each Guarantor of each Loan Document executed or to be executed by it, are within each such Person's company, corporate or partnership powers, have been duly authorized by all necessary company, corporate or partnership action, and do not

               (a) contravene the Person's Organic Documents;

               (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any Guarantor; or

               (c) result in, or require the creation or imposition of, any Lien on any of any Obligor's properties.

        SECTION VI.3. Government Approval, Regulation, etc. Except for such authorizations, approvals or notices (a) obtained or delivered as of the Effective Date, (b) subsequently required in connection with the addition of any Guarantor pursuant to Section 7.1.10, or (c) set forth in Item 6.3 of the Disclosure Schedule, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a

"holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        SECTION VI.4. Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms.

        SECTION VI.5. Financial Information. The audited balance sheets of the Borrower and each of its Subsidiaries as at December 31, 1996, and the unaudited balance sheet of the Borrower and each of its Subsidiaries as at June 30, 1997 and the related statements of earnings and cash flow of the Borrower and each of its Subsidiaries, copies of which have been furnished to the Agent and each Lender, have been prepared in accordance with GAAP consistently applied, subject only to normal year-end accruals and audit adjustments, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

        SECTION VI.6. No Material Adverse Change. Since December 31, 1996, no event or condition has occurred which could have a Material Adverse Effect.

        SECTION VI.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which may materially adversely affect the consolidated financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.

        SECTION VI.8. Subsidiaries. The Borrower has no Subsidiaries, except those Subsidiaries

               (a) which are identified in Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule; or

               (b) which are permitted to have been acquired in accordance with
        Section 7.2.5 or 7.2.9.

        SECTION VI.9. Ownership of Properties. The Borrower and each of its Subsidiaries owns good and marketable title to, or possess the right to use to the extent necessary, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section
7.2.3. The provisions of the HE Collateral Documents, the Deed of Trust, the RPG First Preferred Ship Mortgage, the Security Agreement, the Guarantees, the Borrower Pledge Agreement, the JBB Pledge Agreement and the Amended and Restated Note Assignment are effective to create, in favor of the Agent (for the benefit of the Lenders), valid and perfected first priority Liens on the property described therein, subject only to the Permitted Liens. All governmental approvals necessary or, in the reasonable opinion of the Agent, desirable to perfect and protect, and establish and maintain the priority of, such Liens have been duly effected or taken.

        SECTION VI.10. Compliance. The Borrower and the Guarantors are in compliance with all presently existing applicable statutes, laws, regulations, rules, ordinances and orders of any kind whatsoever (including, but not limited to, any zoning and building laws or ordinances, subdivision laws or ordinances, any Environmental Laws, or any presently existing rules, regulations or orders of any governmental entity, authority or agency) (all of which are sometimes hereinafter collectively referred to as "Laws"), and with all presently existing covenants and restrictions of record relating to the use and occupancy of any of their respective properties, except where the failure to so qualify or hold such license, permit or approval could have a Material Adverse Effect.

        SECTION VI.11. Taxes. The Borrower and each of its Subsidiaries have filed all income tax returns and all other material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which


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
are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

        SECTION VI.12. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.12 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

        SECTION VI.13. Environmental Warranties. Except as set forth in Item
6.13 ("Environmental Matters") of the Disclosure Schedule:

               (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in material compliance with all Environmental Laws , except where any such failure to comply could not reasonably be expected to have a Material Adverse Effect;

               (b) except where any of the following could not reasonably be expected to have a Material Adverse Effect, there have been no past, and there are no pending or, to the Borrower's knowledge, threatened

                (i) claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

                (ii) complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law;


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
               (c) there have been no Releases of Hazardous Materials at, on or under any property now, or to the Borrower's knowledge previously, owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have a Material Adverse Effect;

               (d) the Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses, except where the failure to obtain or comply with any such permits could not reasonably be expected to have a Material Adverse Effect;

               (e) no property now, or to the Borrower's knowledge previously, owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

               (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now, or to the Borrower's knowledge previously, owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

               (g) neither the Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

               (h) there are no polychlorinated biphenyls or friable asbestos present at any property now, or to the Borrower's knowledge previously, owned or leased by the Borrower or any Subsidiary of the Borrower that, singly or in the aggregate, have, or may reasonably be expected to have, a Material

        Adverse Effect; and

               (i) no conditions exist at, on or under any property now, or to the Borrower's knowledge previously, owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, could reasonably be expected to have a Material Adverse Effect.

        SECTION VI.14. HE Notes. As of the date of the initial Borrowing, the outstanding principal amount of the HE Notes is not less than $182,000,000.

        SECTION VI.15. Senior Debt. All Indebtedness of the Borrower under this Agreement shall be "Senior Debt" for purposes of the Subordinated Debt Indenture.

        SECTION VI.16. Regulations G, U and X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

        SECTION VI.17. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.


                                   ARTICLE VII

                                    COVENANTS

        SECTION VII.1. Affirmative Covenants. The Borrower agrees with the Agent and each Lender that, until all Commitments have


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
terminated, all Letters of Credit have expired or been cash-collateralized and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.

               SECTION VII.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

               (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter, consolidating balance sheets of the Borrower, its Subsidiaries and its Unrestricted Subsidiaries as of the end of such Fiscal Quarter, consolidated statements of earnings of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter and consolidating statements of earnings of the Borrower, its Subsidiaries and its Unrestricted Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial Authorized Officer of the Borrower;

               (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower, its Subsidiaries and its Unrestricted Subsidiaries, including therein consolidated balance sheets of the Borrower, its Subsidiaries and its Unrestricted Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Borrower, its Subsidiaries and its Unrestricted Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Agent and the Required Lenders by Arthur Andersen LLP or other independent public accountants reasonably acceptable to the Agent and the Required Lenders, together with a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it;

               (c) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, consolidating balance sheets of the Borrower, its Subsidiaries and its Unrestricted Subsidiaries as of the end of such Fiscal Year and consolidating statements of earnings of the Borrower, its Subsidiaries and its Unrestricted Subsidiaries for such Fiscal Year and for the final Fiscal Quarter of such Fiscal Year, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and for the final Fiscal Quarter of such Fiscal Year, and consolidated statements of earnings of the Borrower and its Subsidiaries for such Fiscal Year, certified by the chief financial Authorized Officer of the Borrower;

               (d) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within 90 days after the end of the final Fiscal Quarter of each Fiscal Year, a certificate in substantially the form of Exhibit I, executed by the chief financial Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Agent) compliance with the financial covenants set forth in Section 7.2;

               (e) as soon as possible and in any event within 45 days after the end of each Fiscal Quarter, a computation of the Leverage Ratio as of the end of such Fiscal Quarter and a written report, in form and detail reasonably acceptable to the Agent, with respect to the status of each Pledged Casino, including the amounts of Expansion Capital Expenditures and Investments made, and reasonably anticipated to be made, with respect thereto, each certified by the chief Financial Authorized Officer of the Borrower;

               (f) as soon as possible and in any event within 30 days after the end of each month, monthly and year-to-date (i) consolidated operating statements for the Borrower and its Subsidiaries, which statements shall compare the financial performance of the Borrower and its Subsidiaries to the Borrower's projections and to the performance of such Persons for the comparable period of the previous Fiscal Year, (ii) consolidating operating statements for the Borrower, its Subsidiaries and its Unrestricted Subsidiaries, and (iii) operating statements for each Pledged Casino, which statements shall compare the financial performance of such Pledged Casino to the Borrower's projections and to the performance of such Pledged Casino for the comparable period of the previous Fiscal Year; and each of which shall be certified by the chief financial Authorized Officer of the Borrower and accompanied by a narrative report describing the results of operations of the Borrower, each Pledged Casino and each Unrestricted Subsidiary during such month;

               (g) as soon as possible and in any event within three Business Days after the occurrence of each Default, a statement of the chief financial Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

               (h) as soon as possible and in any event within three Business Days after the Borrower has knowledge of (x) the occurrence of any material adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 or (y) the commencement of any material labor controversy, litigation, action, proceeding of the type described in Section 6.7, notice thereof and copies of all available documentation relating thereto;

               (i) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its security holders, and all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

               (j) within 30 days after the beginning of each Fiscal Year of the Borrower, financial projections for the Borrower and its Subsidiaries and each Pledged Casino for such Fiscal Year, in reasonable detail and in all respects satisfactory to the Agent;

               (k) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto; and

               (l) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

               SECTION VII.1.2. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

               (a) the maintenance and preservation of its existence and qualification as a foreign company, partnership or corporation except
        (i) as permitted by Section 7.2.9 and (ii) where the failure to so qualify or remain qualified could not reasonably be expected to have a Material Adverse Effect; and

               (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except (i) to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, and (ii) any immaterial tax so long as no Collateral or other material property of the Borrower or its Subsidiaries is at impending risk of being seized, levied upon or forfeited.

               SECTION VII.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, subject to wear and tear in the ordinary course of business, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable. The Borrower shall not permit all or any portion of any of the Pledged Casinos to be removed, demolished or materially altered, except in connection with the improvement, renovation or expansion thereof and to the extent that the value thereof is not materially impaired, and shall restore, replace or rebuild any Pledged Casino, or any part thereof now or hereafter damaged or destroyed by any casualty (whether or not insured against or insurable), unless the insurance proceeds attributable to such casualty shall, pursuant to the terms of the applicable Collateral Document, not be released to the Borrower for such purpose by the Agent and the Lenders.

               SECTION VII.1.4. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance (subject to customary deductibles and retentions) with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Agent, furnish to each Lender at reasonable intervals (not to exceed more than one request per Fiscal Quarter) a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

               SECTION VII.1.5. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Agent and each Lender or any of their respective representatives, at reasonable times and intervals (but not so as to materially interfere with the business of the Borrower or any of its Subsidiaries), to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with each Lender or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any reasonable fees of such independent public accountant incurred in connection with the Agent's or any Lender's exercise of its rights pursuant to this Section. The Agent and the Lenders shall keep all information obtained pursuant to the Section 7.1.5 in confidence unless and until it is publicly disclosed by the Borrower, provided that such information may be transmitted to the Agent or another Lender in connection with the exercise or enforcement of the rights of the Agent or the Lenders herein.

               SECTION VII.1.6. Environmental Covenant. The Borrower will, and will cause each of its Subsidiaries to,

               (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws, except where the failure to comply with any of the foregoing could not reasonably be expected to have a Material Adverse Effect;

               (b) immediately notify the Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the environmental condition of its facilities and properties or compliance with Environmental Laws, and shall promptly commence and diligently proceed to cure, to the reasonable satisfaction of the Agent any actions and proceedings relating to violations of compliance with applicable Environmental Laws; and

               (c) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this Section 7.1.6.

               SECTION VII.1.7. Maintenance of Existence. The Borrower will take all action necessary to maintain its corporate existence and the corporate existence of each Guarantor.

               SECTION VII.1.8. Gaming and Liquor Licenses. The Borrower will maintain, and will cause each Guarantor to maintain, (i) such valid gaming licenses, registrations and findings of suitability in all jurisdictions as may be necessary to conduct its casino businesses and (ii) all liquor licenses and registrations as may be necessary to sell alcoholic beverages from and in its Casinos.

               SECTION VII.1.9. Accuracy of Information. All factual information furnished after the date of execution and delivery of this Agreement by or on behalf of the Borrower or any Guarantor in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby will present fairly in every material respect on the date as of which such information is dated or certified, and such information shall not be incomplete by omitting to state any material fact necessary to make such information not misleading.

               SECTION VII.1.10. Additional Guarantees and Collateral Documentation. Promptly upon the determination that any Subsidiary has become a Significant Subsidiary or upon written notice from the Borrower to the Agent that it wishes to redesignate an Unrestricted Subsidiary as a Subsidiary, the Borrower will cause such Subsidiary to execute and deliver a Guarantee and such collateral documentation as the Agent may reasonably request to effect the pledge to the Agent of all of such Person's tangible and intangible assets. In addition, the Borrower may, from time to time, cause any Subsidiary to execute and deliver a Guarantee substantially in the form of Exhibit G hereto, and such Subsidiary shall thereafter be a Guarantor for purposes hereof.

               SECTION VII.1.11. Additional HE Pledges. Promptly upon the elimination of all minority interests in HE, the Borrower will cause HE to execute a Guarantee and such collateral documentation as the Agent may reasonably request to effect the direct pledge of all of such Person's tangible and intangible assets. Upon completion of such documentation, the Borrower's obligations under Section 7.1.12 shall terminate.

               SECTION VII.1.12. Additional HE or RPG Notes. Promptly upon its receipt of any new HE Notes or RPG Notes, the Borrower will deliver such notes to the Agent as additional Collateral pursuant to the Amended and Restated Note Assignment.

               SECTION VII.1.13. Outstandings Under This Agreement. After the initial Borrowing hereunder, the Borrower will at all times have outstanding Loans or Letters of Credit in an aggregate principal or face amount of not less than $100,000.

        SECTION VII.2. Negative Covenants. The Borrower agrees with the Agent and each Lender that from and after the Effective

Date, until all Commitments have terminated, all Letters of Credit have expired or been cash-collateralized and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

               SECTION VII.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly engage in any line of business activity other than a Related Business.

               SECTION VII.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

               (a) Indebtedness in respect of the Loans and other Obligations;

               (b) until the date of the initial Borrowing, Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule;

               (c) Indebtedness existing as of the Effective Date which is identified in Item 7.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule;

               (d) a completion guaranty by the Borrower for the Vicksburg Joint Venture; provided, however, in no event shall the Borrower's liability thereunder exceed $20,000,000;

               (e) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities) and in connection with any Expansion Capital Expenditures otherwise permitted by Section 7.2.7;

               (f) Indebtedness in respect of Capitalized Lease Liabilities to the extent permitted in Section 7.2.7;

               (g) the Existing Senior Notes and any refunding, replacement or refinancing on terms (including without limitation interest rate and maturity) no less favorable to the Borrower and the Lenders than such Existing Senior Notes;

               (h) the Existing Subordinated Debt and any refunding, replacement or refinancing on terms (including without limitation interest rate, maturity and terms of subordination) no less favorable to the Borrower and the Lenders;

               (i) Subordinated Debt of the Borrower (other than the Existing Subordinated Debt) on terms acceptable to the Agent in an aggregate principal amount not to exceed $150,000,000 and any refunding, replacement or refinancing on terms (including without limitation interest rate, maturity and terms of subordination) no less favorable to the Borrower and the Lenders;

               (j) senior Indebtedness of the Borrower and its Subsidiaries in an aggregate amount not to exceed $20,000,000, of which not more than $10,000,000 may be secured Indebtedness to a vendor of any assets permitted to be acquired pursuant to Section 7.2.7 to finance the acquisition of such assets;

               (k) Hedging Obligations entered into by the Borrower to hedge the Borrower's exposure with respect to interest rate fluctuations, which Hedging Obligations may, to the extent entered into with a Lender, at such Lender's discretion, be ratably secured by the Collateral; provided, in no event shall the notional principal amount of such secured Hedging Obligations exceed $50,000,000 in the aggregate; and

               (l) guaranty obligations in support of the obligations of a wholly-owned Subsidiary, provided that such obligations are permitted by this Agreement.

provided, however, that no incurrence of Indebtedness otherwise permitted by clauses (f), (i), (j) or (k) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

               SECTION VII.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

               (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

               (b) Liens securing payment of Indebtedness of the type permitted and described in clause (c) of Section 7.2.2;

               (c) Liens securing payment of Indebtedness of the type permitted and described in clause (f) of Section 7.2.2.

               (d) Junior Liens granted prior to the Effective Date to secure payment of Indebtedness of the type permitted and described in clause
        (g) of Section 7.2.2;

               (e) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (j) of Section 7.2.2 and covering only those assets acquired with the proceeds of such Indebtedness;

               (f) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

               (g) Liens described in, and securing indebtedness permitted by,
        Section 7.2.2(k), which Liens shall be secured ratably with the Obligations;

               (h) inchoate Liens incident to construction on or maintenance of property; or Liens incident to construction on or maintenance of property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment; provided, however, to the extent such Liens relate to a Pledged Casino, (a) the Title Company shall have insured the Agent and Lenders against any loss therefrom or (b) such Liens shall be junior to the Liens securing the Obligations;

               (i) statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith; provided that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no property is subject to a material impending risk of loss or forfeiture;

               (j) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

               (k) Liens consisting of pledges or deposits of property to secure performance in connection with operating leases made in the ordinary course of business, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease;

               (l) Liens consisting of any right of offset or statutory bankers' lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers' lien;

               (m) Liens consisting of deposits of property to secure statutory obligations of Borrower;

               (n) Liens consisting of deposits of property to secure (or in lieu of) surety, appeal or customs bonds;

               (o) Liens created by or resulting from any litigation or legal proceeding in the ordinary course of business which is currently being contested in good faith by appropriate proceedings, provided that, adequate reserves have been set aside and no material property is subject to a material impending risk of loss or forfeiture and provided further that if such Liens relate to a Pledged Casino, (a) the Title Company shall have insured the Agent and Lenders against any loss therefrom or (b) such Liens shall be junior to the Liens securing the Obligations; and

               (p) other non-consensual Liens incurred in the ordinary course of business but not in connection with the incurrence of any Indebtedness, which do not in the aggregate, when taken together with all other Liens, materially impair the fair market value or use of the property for the purposes for which it is or may reasonably be expected to be held provided that if such Liens relate to a Pledged Casino, (a) the Title Company shall have insured the Agent and Lenders against any loss therefrom or (b) such Liens shall be junior to the Liens securing the Obligations.

               SECTION VII.2.4. Financial Condition. The Borrower will not permit:

               (a) Consolidated Net Worth to be less than the sum of (i) 90% of Consolidated Net Worth as of September 30, 1997, plus (ii) 50% of the Borrower's Consolidated Earnings After Permitted Tax Distributions (without giving effect to any losses) for each Fiscal Quarter ending on or after September 30, 1997, plus (iii) an amount equal to 75% of the net proceeds from any sales and issuances of the Borrower's capital stock, minus (iv) in the event an IPO is consummated, the amount of a one-time dividend declared and paid within five days after consummation of an IPO, in an amount not to exceed the net proceeds received by the Borrower from such IPO and minus (v) without duplication, the amount of dividends and distributions paid by the Borrower on or before June 30, 1998 pursuant to clause (a) of the definition of "Permitted Distribution Amount".

               (b) the Leverage Ratio for any period of four consecutive Fiscal Quarters ending on a date set forth below, to be greater than the ratio set forth below opposite such date:


                  Date                                                  Ratio
                  ----                                                  -----
        December 31, 1997 and
        March 31, 1998                                               4.00 to 1.0

        June 30, 1998                                                3.75 to 1.0

        September 30, 1998                                           3.50 to 1.0

        December 31, 1998 and each Quarterly Payment                 3.25 to 1.0; or
        Date thereafter


               (c) the Fixed Charge Coverage Ratio at the end of any Fiscal Quarter, for the period of four consecutive Fiscal Quarters ending on such date, to be less than 1.5 to 1.0.

               SECTION VII.2.5. Investments. Except with the approval of the Majority Lenders, the Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

               (a) Investments existing on the Effective Date and identified in
        Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

               (b) Cash Equivalent Investments;

               (c) Investments permitted as Indebtedness pursuant to Section 7.2.2;

               (d) Investments permitted as Capital Expenditures pursuant to
        Section 7.2.7;

               (e) in the ordinary course of business, Investments by the Borrower in any Guarantor or HE or by any Guarantor or HE in the Borrower or another Guarantor or HE;

               (f) the contribution by HE of the purchase price of the riverboat known as the Queen of the Red, together with all furniture, fixtures and equipment associated therewith, to the Vicksburg Joint Venture (or another similar transaction); provided, however, that on or before such contribution the Agent shall have received a first preferred ship mortgage on the riverboat known as the King of the Red; and

               (g) Investments in Persons other than Guarantors in an aggregate amount at any one time which, when added to the aggregate amount of dividends and distributions paid pursuant to Section 7.2.6(b)(b), does not exceed the Permitted Distribution Amount;

provided, however, that no Investment otherwise permitted by clauses (d),(f) or
(g) shall be permitted to be made if, immediately before or after giving effect thereto, any Specified Default shall have occurred and be continuing.

               SECTION VII.2.6. Restricted Payments, etc. On and at all times after the Effective Date:

               (a) Prior to the occurrence of a Non-Tax Distribution Event (and after such Non-Tax Distribution Event shall have been cured and no longer be continuing), and without limiting the payments that may be made to the Borrower or to any of its Subsidiaries by any of its Subsidiaries, each of the Borrower and its Subsidiaries may make Permitted Tax

        Distributions. From and after the occurrence of a Non-Tax Distribution Event (and during the entire time such Non-Tax Distribution Event shall be continuing and shall not have been cured), no Permitted Tax Distributions shall be made until such Non-Tax Distribution Event shall have been cured. In addition, if the Borrower or any of its Subsidiaries was prohibited, as a result of the occurrence of a Non- Tax Distribution Event, from making any distributions which would otherwise have been Permitted Tax Distributions (referred to herein as "Delayed Permitted Tax Distributions"), the Borrower shall be permitted to make such Delayed Permitted Tax Distributions after such Non-Tax Distribution Event shall have been cured;

               (b) Except as permitted by clause (a) above, the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any Capital of the Borrower other than, so long as no Specified Default shall have occurred and be continuing, (a) distributions permitted by the provisos to the following sentence and
        (b) dividends and distributions the aggregate amount of which, when added to the amount of Investments outstanding at any one time pursuant to Section 7.2.5(g), do not exceed the Permitted Distribution Amount. The Borrower will not apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any Capital of the Borrower or redeem any minority interests of any Subsidiary, provided, however that so long as no Specified Default shall have occurred and be continuing or would result therefrom, the Borrower or NGCP may redeem or repurchase the minority limited partnership interests in HE so long as the aggregate purchase price thereof does not exceed $10,000,000 and, in addition to the foregoing, as long as no Specified Default has occurred and is continuing or would result therefrom, the Borrower may redeem the membership interests of officers or employees of the Borrower at the time of their termination of employment in accordance with the employment agreements with such Persons;

               (c) the Borrower will not, and will not permit any of its Subsidiaries to

                      (i) make any payment or prepayment of principal of, or
               make any payment of interest on, any

               Subordinated Debt on any day other than the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such Subordinated Debt, or which would violate the subordination provisions of such Subordinated Debt; or

                    (ii) redeem, purchase or defease, any Subordinated Debt;

               (d) the Borrower's Subsidiaries will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) unless such dividends are paid to all shareholders of such Subsidiary on a ratable basis;

               (e) the Borrower will not redeem, repurchase or defease any of its Existing Senior Notes if immediately before or after giving effect thereto, any Default shall have occurred and be continuing and in no event shall the Borrower redeem, repurchase or defease Existing Senior Notes having an aggregate principal balance in excess of the sum of (i) $50,000,000 plus (ii) the amount of any increase in the Commitment pursuant to Section 2.8; provided, however, that the Borrower may at any time refinance, on terms acceptable to the Agent, any portion of the Existing Senior Notes with proceeds from an issuance of Subordinated Debt; and

               (f) the Borrower will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes.

               SECTION VII.2.7. Capital Expenditures. Except as otherwise approved by the Majority Lenders, the Borrower will not, and will not permit and of its Subsidiaries to, make or commit to make any Capital Expenditure other than:

               (a) Expansion Capital Expenditures in respect of the current expansion of the Bossier Casino in an aggregate amount not to exceed $210,000,000;

               (b) Expansion Capital Expenditure in respect of the current expansion of the Tunica Casino in an aggregate amount not to exceed $110,000,000;

               (c) After the Borrower shall have received an additional gaming license for the Bossier Casino, Expansion Capital Expenditures in an aggregate amount not to exceed $65,000,000 in respect of such property;

               (d) other Expansion Capital Expenditures and/or acquisitions described in Section 7.2.9 so long as the aggregate amount thereof does not exceed $80,000,000 during the term of this Agreement and no single acquisition or development project exceeds $50,000,000; and

               (e) Maintenance Capital Expenditures in any Fiscal Year (including the 1997 Fiscal Year) in an amount not to exceed $15,000,000.

               SECTION VII.2.8. Rental Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement which does not create a Capitalized Lease Liability and which involves the leasing by the Borrower or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein), except arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Borrower and its Subsidiaries in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $2,500,000 for any Fiscal Year; provided, however, that any calculation made for purposes of this Section shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges.

               SECTION VII.2.9. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

               (a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary; and

               (b) so long as no Specified Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger, if permitted (without duplication) by Section
        7.2.7 to be made as a Capital Expenditure.

               SECTION VII.2.10. Asset Dispositions, etc. Except for the Permitted Dispositions, the Borrower will not, and will not permit any of its Subsidiaries to, sell or dispose of any of the Collateral without the prior written consent of all Lenders unless such sale or disposition is in the ordinary course of business. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, unless such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business or is permitted by Section 7.2.9.

               SECTION VII.2.11. Modification of Certain Agreements. The Borrower will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Senior Note Indenture, the Existing Senior Notes and the collateral documents securing such notes, the Subordinated Note Indenture, or any document or instrument evidencing or applicable to any other Subordinated Debt, other than (a) any amendment, supplement or other modification to any of the foregoing agreements which extends the date or reduces the amount of any required repayment or redemption,
(b) amendments to the Senior Note Indenture executed by the trustee thereunder pursuant to Section 9.1 thereof and (c) amendments to the Subordinated Note Indenture executed by the trustee thereunder pursuant to Section 9.1 thereof.

               SECTION VII.2.12. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

               SECTION VII.2.13. Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and the Senior Note Indenture) prohibiting

               (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

               (b) except in the case of HE so long as its minority ownership interests shall be outstanding, the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

               SECTION VIII.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

               SECTION VIII.1.1. Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of any principal of any Loan, or the Borrower shall default (and such default shall continue unremedied for a period of three Business Days) in the payment when due of any interest on any Loan, any Commitment Fee or of any other payment Obligation owing hereunder.

               SECTION VIII.1.2. Breach of Warranty. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect unless such default shall have resulted solely from a representation or warranty being incorrect as a result of the existence of a Default under Section 8.1.4.

               SECTION VIII.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Section 7.2 and such default shall continue unremedied for a period of five Business Days after the earlier of (a) notice thereof shall have been given to the Borrower by the Agent or any Lender or (b) the Borrower shall have knowledge of such default.

               SECTION VIII.1.4. Non-Performance of Other Covenants and Obligations. The Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent or any Lender.

               SECTION VIII.1.5. Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of $10,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

               SECTION VIII.1.6. Judgments. Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or any of its Subsidiaries and either

               (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

               (b) there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

               SECTION VIII.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

               (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $10,000,000; or

               (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

               SECTION VIII.1.8. Bankruptcy, Insolvency, etc. The Borrower or any of its Subsidiaries shall

               (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

               (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

               (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes the Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

               (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Subsidiaries, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower and each Subsidiary hereby expressly authorizes the Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

               (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

               SECTION VIII.1.9. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, in any material respect, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions permitted by the Loan Documents.

               SECTION VIII.1.10. Gaming License. Once licensed by a Gaming Board, the Borrower or a Guarantor shall fail to possess a valid gaming license for each Casino owned by it or such license shall be suspended for a period of fifteen days or longer.

               SECTION VIII.1.11. Government Approvals. Any Obligor under any of the Loan Documents shall fail to obtain, renew, maintain or comply with any such governmental approvals as shall be necessary (1) for the execution, delivery or performance by such Obligors of their respective obligations, or the exercise of their respective rights, under the Loan Documents, or (2) for the grant of the Liens created under the Collateral Documents or for the validity and enforceability or the perfection of or exercise by the Agent of its rights and remedies under the Collateral Documents; or any such governmental approval shall be revoked, terminated, withdrawn, suspended, modified or withheld or shall cease to be effective; or any proceeding shall be commenced by or before any governmental person for the purpose of revoking, terminating, withdrawing, suspending, modifying or withholding any such governmental approval and such proceeding is not dismissed within 60 days; and in each case such failure, revocation, termination, withdrawal, suspension, modification, cessation or commencement is reasonably likely to materially adversely affect
(i) the rights or the interests of the Lenders under the Loan Documents or (ii) the ability of any Obligor to perform its obligations under the Loan Documents.

               SECTION VIII.1.12. Liens on Shares of Significant Subsidiaries. Any Lien, other than (a) a Lien in favor of the Agent on behalf of the Lenders or (b) a subordinate Lien in favor of the trustee for the Existing Senior Notes, shall be placed on any capital stock of any Subsidiary of the Borrower.

               SECTION VIII.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.8 shall occur with respect to the Borrower or any Significant Subsidiary or any other Obligor, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

               SECTION VIII.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.8 with respect to the Borrower or any Significant Subsidiary or any other Obligor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable and/or (ii) except as otherwise provided in the immediately following sentence, the Commitments (including, without limitation, the commitment of the Lenders to issue any additional Letters of Credit) to be terminated, without further notice, demand or presentment. Notwithstanding any termination of the Revolving Loan Commitment prior to the Stated Maturity Date, Revolving Loans may thereafter be made to reimburse the L/C Issuer for any drafts paid on or before the Stated Maturity Date under any Letter of Credit outstanding on the date of such termination.


                                   ARTICLE IX

                                    THE AGENT

        SECTION IX.1. Actions. Each Lender hereby appoints the Agent as its agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent and the Arranger, pro rata according to such Lender's Revolving Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent or the Arranger in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Agent or the Arranger is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Agent's or the Arranger's gross negligence or wilful misconduct. The Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become, in the Agent's determination, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

        SECTION IX.2. Funding Reliance, etc. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Revolving Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

        SECTION IX.3. Exculpation. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper Person.

        SECTION IX.4. Successor. The Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall


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
be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of

               (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

               (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

        SECTION IX.5. Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Revolving Loan Commitment. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

        SECTION IX.6. Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.

        SECTION IX.7. Co-Agents. Neither Hibernia National Bank nor Wells Fargo, Bank National Association, in their capacity as "co-agents" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the


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
foregoing, none of the Lenders so identified as a "co- agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

        SECTION X.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders (except where the applicable provision of this Agreement or such other Loan Document specifies that a determination is to be governed by all Lenders or the Majority Lenders); provided, however, that no such amendment, modification or waiver which would:

               (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

               (b) modify this Section 10.1, change the definitions of "Majority Lenders" or "Required Lenders", increase the Revolving Loan Commitment Amount (except as otherwise provided in Section 2.8) or the Revolving Percentage of any Lender, reduce any fees described in Article III, release any collateral security, release or amend the RPG Guarantee and Security Agreement, except as otherwise specifically provided in any Loan Document or extend the Commitment Termination Date shall be made without the consent of each Lender;

               (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of that Note evidencing such Loan;

               (d) affect adversely the interests, rights or obligations of the Agent qua the Agent shall be made without consent of the Agent;

               (e) modify Section 3.1.2 shall be made without the consent of the Swingline Lender; or

               (f) modify Sections 2.7, 3.4 or 3.5 shall be made without the consent of the L/C Issuer.

No failure or delay on the part of the Agent, any Lender or the holder of any
Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

        SECTION X.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

        SECTION X.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all expenses of the Agent (including the fees and out-of-pocket expenses of counsel to the Agent and of local counsel, if any, who may be retained by counsel to the Agent) in connection with

               (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated,

               (b) the filing, recording, refiling or rerecording of the Collateral Documents and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Collateral Documents and

               (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or other Taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Loan Documents. The Borrower also agrees to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

        SECTION X.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Agent, the Arranger and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

               (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or Letter of Credit;

               (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Borrowing);

               (c) any investigation, litigation or proceeding related to the Borrower or any Affiliate of the Borrower by any Gaming Board or other governmental authority;

               (d) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Agent or such Lender is party thereto;

               (e) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

               (f) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. If any claim, demand, action or cause of action is asserted against any Indemnified Party, such Indemnified Party shall promptly notify the Borrower, but the failure to so promptly notify the Borrower shall not affect the Borrower's obligations under this Section unless such failure materially prejudices the Borrower's right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Such Indemnified Party may (and shall, if requested by the Borrower in writing), contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit the Borrower to participate in such contest. In connection with any claim, demand, action or cause of action covered by this Section 10.4 against more than one Indemnified Party, all such Indemnified Parties shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnified Parties or attorneys employed by an Indemnified Party or a combination of the foregoing) selected by the Indemnified Parties and reasonably acceptable to the Borrower; provided, that if such legal counsel determines in good faith that representing all such Indemnified Parties would or could result in a conflict of interest under laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnified Party that is not available to all such Indemnified Parties, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnified Party shall be entitled to separate representation by legal counsel selected by that Indemnified Party and reasonably acceptable to the Borrower, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnified Parties.

        SECTION X.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under
Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

        SECTION X.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

        SECTION X.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

        SECTION X.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

        SECTION X.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT THAT THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE (A) HE MORTGAGES AND THE DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE REAL PROPERTY IS LOCATED AND (B) FIRST PREFERRED SHIP MORTGAGES SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO FEDERAL LAW. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

        SECTION X.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

               (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

               (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

        SECTION X.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans and Revolving Loan Commitments to one or more other Persons in accordance with this Section 10.11.

               SECTION X.11.1. Assignments. Any Lender,

               (a) with the written consent of the Agent and, so long as no Event of Default shall be continuing, the Borrower (which consent shall not be unreasonably delayed or withheld) may at any time assign and delegate to an Eligible Assignee, and

               (b) with notice to the Borrower and the Agent, and with the consent of the Agent (which consent shall not be unreasonably delayed or withheld) but without the consent of the Borrower, may assign and delegate to any of its Affiliates and with notice to the Borrower and the Agent, may assign and delegate to any other existing Lender (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's Revolving Loans (and such fraction of any outstanding Letters of Credit) and the corresponding Revolving Loan Commitments therefor (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Revolving Loans (and such fraction of any outstanding Letters of Credit) and the corresponding Revolving Loan Commitments therefor) in a minimum aggregate amount of $5,000,000 or, if less, the entire amount of such Lender's total Revolving Loan Commitments; provided, if the Borrower objects to such proposed assignment, the Borrower shall state in reasonable detail the reasons why the Borrower proposes to withhold such consent; and provided, further that any such Assignee Lender will comply, if applicable, with the provisions contained in the final paragraph of Section 4.6 and further provided, however, that, the Borrower and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests proposed to be so assigned and delegated to an Assignee Lender until

               (i) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender,

               (ii) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, accepted by the Agent and the Borrower, and

               (iii) the processing fees described below shall have been paid.

From and after the date that the Agent and the Borrower accept such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of an executed, acknowledged and effective Lender Assignment Agreement, the Borrower shall execute and deliver to the Agent's counsel (for delivery to the relevant Assignee Lender as hereinafter provided) new Notes evidencing such Assignee Lender's assigned Loans and Revolving Loan Commitments and, if the assignor Lender has retained Loans and Revolving Loan Commitments hereunder, replacement Notes in the principal amount of the Loans and Revolving Loan Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Agent's counsel, who shall deliver the new Notes to the Assignee Lender and return the predecessor Notes to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent (for the sole account of the Agent) upon delivery of any Lender Assignment Agreement in the amount of $3,000 except in the case of an assignment by a Lender to one of its Affiliates. Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge. Notwithstanding anything in this Section 10.11.1 to the contrary, the rights of the Lenders to make assignments of their Revolving Loans and corresponding Revolving Loan Commitments therefor shall be subject to the approval of any Gaming Board, to the extent required by applicable Gaming Laws.

               SECTION X.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Revolving Loan Commitments, or other interests of such Lender hereunder; provided, however, that

               (a) no participation contemplated in this Section 10.11.2 shall relieve such Lender from its Revolving Loan Commitments or its other obligations hereunder or under any other Loan Document,

               (b) such Lender shall remain solely responsible for the performance of its Revolving Loan Commitments and such other obligations,

               (c) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

               (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of
        Section 10.1,

               (e) no Participant shall be entitled to payment of any amount under Article IV that would not have been required to be paid to such Lender had no participation occurred, and

               (f) notwithstanding anything in this Section 10.11.2 to the contrary, the rights of the Lenders to grant participations in any of the Loans, Revolving Loan Commitments, or other interests of any Lender hereunder shall be subject to the approval of any Gaming Board, to the extent required by applicable Gaming Laws.

The Borrower acknowledge and agree that, subject to the provisions of clause (e) above, each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.8, 4.9 and 4.11, shall be considered a Lender.

        SECTION X.12. Other Transactions. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

        SECTION X.13. Removal of a Lender. The Borrower shall have the right to remove a Lender as a party to this Agreement in accordance with this Section if such Lender is the subject of a Lender Disqualification. If the Borrower is so entitled to remove a Lender pursuant to this Section either:

               (x) Upon notice from the Borrower, the Lender being removed shall execute and deliver a Lender Assignment Agreement covering that Lender's Revolving Loan Commitment in favor of one or more Eligible Assignees designated by the Borrower (and acceptable to the Agent, which acceptance shall not be unreasonably delayed or withheld), subject to
        (i) payment of a purchase price by such Eligible Assignee equal to all principal and accrued interest, fees and other amounts payable to such Lender under this Agreement subject to applicable Gaming Law through the date of assignment and (ii) the written release of the L/C Issuer and the Swing Line Lender of such Lender's obligations under Sections 3.1.2 and 3.5 or delivery by such Eligible Assignee of such appropriate assurances and indemnities (which may include letters of credit) as such Lender may reasonably require with respect to its participation interest in any Letters of Credit then outstanding or any Outstanding Swing Loans; or

               (y) The Borrower may reduce the Revolving Loan Commitment Amount pursuant to Section 2.2 (and, for this purpose, the numerical requirements of such Section shall not apply) by an amount equal to that Lender's Revolving Loan Commitment, pay and provide to such Lender the amounts, assurances and indemnities described in subclauses (i) and (ii) of clause (x) above and release such Lender from its Revolving Loan Commitment, subject in all cases to applicable Gaming Law.

        SECTION X.14. Nonrecourse. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Lenders agree that the constituent shareholders, members, directors, officers, managers and employees of the Borrower or the Guarantors (the "Nonrecourse Parties") shall not be personally liable for the payment of the Obligations, except as set forth in this Section 10.14. If an Event of Default should occur hereunder or under the other Loan Documents, each Lender agrees that its rights, as to the Nonrecourse Parties, shall be limited to proceeding against the Borrower and the security for the Obligations, against any Guarantor (including, without limitation, any Nonrecourse Party that is a Guarantor) or against any party other than the Nonrecourse Parties and that it shall have no right to proceed directly against the Nonrecourse Parties for the satisfaction of any Obligations owed to Lenders hereunder or under the other Loan Documents. It is expressly understood and agreed that nothing contained in this Section 10.14 shall in any manner or way constitute or be deemed a release of the Borrower, any Guarantor or the debt evidenced by the Notes or otherwise affect or impair the enforceability against the Borrower or any Guarantor of the Liens of the Loan Documents securing the Obligations or any other instrument or agreement evidencing, securing or related to the Obligations. Nothing in this Section
10.14 shall: (a) preclude the Agent or any Lender from enforcing any of its rights or remedies in law or in equity against the Borrower or its assets (including, without limitation, any or all of the Collateral) except as stated in this Section 10.14; (b) impair, in any manner, any right, remedy or recourse the Agent or any Lender may have against the Borrower or against any Guarantor (including, without limitation, any Nonrecourse Party that is a Guarantor); or
(c) impair, in any manner, any right, remedy or recourse the Agent or any Lender may have against the Nonrecourse Parties for fraud or for fraudulent misapplication of insurance proceeds or condemnation awards.

        SECTION X.15. Waiver of Jury Trial. EACH OF THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER

LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

        SECTION X.16. Amendment and Restatement. This Agreement amends and restates the Note Purchase Agreement, and all loans and commitments outstanding under the Note Purchase Agreement shall be deemed Loans and Commitments outstanding under this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    HORSESHOE GAMING, L.L.C.
                                    By Horseshoe Gaming, Inc.,
                                    Its Sole Manager


                                    By:
                                       -------------------------------------
                                       Name:      Walter J. Haybert
                                       Title:     Chief Financial Officer

                                    Address:      568 Colonial Road
                                                  Memphis, Tennessee 38117

                                    Facsimile No.: (901) 820-2461
                                    Attention: Chief Financial Officer

                                    CIBC OPPENHEIMER CORP.,
                                    as Arranger


                                    By:
                                       -------------------------------------
                                       Title: Managing Director

                                    Address:      350 South Grand Avenue
                                                  Suite 2600
                                                  Los Angeles, CA 90071

                                    Facsimile No.: (213) 346-0157
                                    Attention: Mr. Paul Chakmak

                                    CANADIAN IMPERIAL BANK OF COMMERCE,
                                       AS AGENT AND L/C ISSUER


                                    By:
                                       -------------------------------------
                                       Title:

                                    Address:      425 Lexington Avenue
                                                  New York, New York 10017

                                    Facsimile No.:  (212) 856-3799
                                    Attention: Agency Services Department

                                    LENDERS

                                    CIBC INC., as Lender


                                    By:
                                       -------------------------------------
                                         Title:
                                         CIBC Oppenheimer Corp., AS
                                        AGENT

                                          Notice Address:
                                                  425 Lexington Avenue
                                                  New York, New York 10071

                                          Facsimile No.: (212) 856-3991

                                          Attention: Ms. Cheryl Root

                                          with a copy to:
                                                  350 South Grand Avenue
                                                  Suite 2600
                                                  Los Angeles, CA 90071

                                          Facsimile No.: (213) 346-0157

                                          Attention: Mr. Paul Chakmak

                                          Domestic
                                          Office:    Two Paces West
                                                     2727 Paces Ferry Road
                                                     Suite 1200
                                                     Atlanta, Georgia 30339

                                          Facsimile No.: (770) 319-4817

                                          Attention: Ms. Kelli Jones

                                    HIBERNIA NATIONAL BANK,
                                          as Co-Agent and Lender



                                    By:
                                       -------------------------------------
                                          Title:

                                          Notice Address:

                                          333 Travis Street, 3rd Floor
                                          Shreveport, Louisiana 71101

                                          Facsimile No.: (318) 674-3758

                                          Attention: James F. Waugh

                                          Domestic Office:

                                          333 Travis Street, 3rd Floor
                                          Shreveport, Louisiana 71101

                                          Facsimile No.: (318) 674-3758

                                          Attention: James F. Waugh

                                          LIBOR Office:

                                          333 Travis Street, 3rd Floor
                                          Shreveport, Louisiana 71101

                                          Facsimile No.: (318) 674-3758

                                          Attention: James F. Waugh

                               WELLS FARGO BANK,
                               NATIONAL ASSOCIATION, as Co-Agent
                                       and Lender



By
  ---------------------------------------------------------------------------
                                          Kathleen Stone
                                          Title: Vice President

                                    Notice Address:

                                    3800 Howard Hughes Parkway
                                    Las Vegas, Nevada 89109
                                    Attention: Kathleen Stone
                                               Gaming Industry Division
                                    Facsimile No.: (702) 791-6248

                                    Domestic Office:

                                    Loan Center Accounting
                                    201 Third Street
                                    8th Floor
                                    San Francisco, CA 94163

                                    Attention: Oscar Enriquez

                                    LIBOR Office:

                                    Loan Center Accounting
                                    201 Third Street
                                    8th Floor
                                    San Francisco, CA 94163

                                    Attention: Oscar Enriquez

                                    BANK OF SCOTLAND, as Lender



                                    By:
                                       -------------------------------------
                                          Title:

                                    Notice Address:

                                    660 South Figueroa Street
                                    Suite 1760
                                    Los Angeles, California 90017

                                    Facsimile No.: (213) 489-3594

                                    Domestic Office:

                                    660 South Figueroa Street
                                    Suite 1760
                                    Los Angeles, California 90017

                                    Facsimile No.: (213) 489-3594

                                    LIBOR Office:

                                    565 5th Avenue
                                    New York, New York 10017

                                    Facsimile No.: (212) 557-9460

                                    FIRST NATIONAL BANK OF COMMERCE,
                                    as Lender



                                    By:
                                       ------------------------------------
                                          Title:

                                    Notice Address:

                                    201 St. Charles Avenue, 28th Floor
                                    New Orleans, Louisiana 70170

                                    Facsimile No.: (504) 623-1738

                                    Attention: Louis Ballero

                                    Domestic Office:

                                    201 St. Charles Avenue, 28th Floor
                                    New Orleans, Louisiana 70170

                                    Facsimile No.: (504) 623-1738

                                    Attention: Louis Ballero

                                    LIBOR Office:

                                    201 St. Charles Avenue, 28th Floor
                                    New Orleans, Louisiana 70170

                                    Facsimile No.: (504) 623-1738

                                    Attention: Louis Ballero

                                    IMPERIAL BANK, as Lender



                                    By:
                                       ------------------------------------
                                          Title:

                                    Notice Address:

                                    9920 South La Cienega Boulevard
                                    14th Floor
                                    Inglewood, California 90301

                                    Facsimile No.: (310) 417-5997

                                    Attention: Steven K. Johnson
                                               Senior Vice President

                                    Domestic Office:

                                    9920 South La Cienega Boulevard
                                    14th Floor
                                    Inglewood, California 90301

                                    Facsimile No.: (310) 417-5997

                                    Attention: Steven K. Johnson
                                                 Senior Vice President

                                    LIBOR Office:

                                    9920 South La Cienega Boulevard
                                    14th Floor
                                    Inglewood, California 90301

                                    Facsimile No.: (310) 417-5997

                                    Attention: Steven K. Johnson
                                               Senior Vice President

                                    U.S. BANK NATIONAL ASSOCIATION,
                                          as Lender



                                    By:
                                       ------------------------------------
                                          Title:

                                    Notice Address:

                                    2300 West Sahara, Suite 120
                                    Las Vegas, Nevada 89102

                                    Facsimile No.: (702) 386-3916

                                    Attention: David Walquist

                                    Domestic Office:

                                    2300 West Sahara, Suite 120
                                    Las Vegas, Nevada 89102

                                    Facsimile No.: (702) 386-3916

                                    Attention: David Walquist

                                    LIBOR Office:

                                    2300 West Sahara, Suite 120
                                    Las Vegas, Nevada 89102

                                    Facsimile No.: (702) 386-3916

                                    Attention: David Walquist

                                    DEPOSIT GUARANTY NATIONAL BANK,
                                    as Lender



                                    By:
                                       ------------------------------------
                                          Title:

                                    Notice Address:

                                    210 East Capitol Street
                                    P.O. Box 1200
                                    Jackson, Mississippi 39215-1200

                                    Facsimile No.: (601) 354-8315

                                    Attention: Larry C. Ratzlaff
                                               Senior Vice President

                                    Domestic Office:

                                    210 East Capitol Street
                                    P.O. Box 1200
                                    Jackson, Mississippi 39215-1200

                                    Facsimile No.: (601) 354-8315

                                    Attention: Larry C. Ratzlaff
                                               Senior Vice President

                                    LIBOR Office:

                                    210 East Capitol Street
                                    P.O. Box 1200
                                    Jackson, Mississippi 39215-1200

                                    Facsimile No.: (601) 354-8315

                                    Attention: Larry C. Ratzlaff
                                               Senior Vice President

                                    FIRST SECURITY BANK, N.A., as Lender




                                    By:
                                       -------------------------------
                                          Title:

                                    Notice Address:

                                    Corporate Banking Division
                                    2nd Floor
                                    P.O. Box 30004 (84130)
                                    15 East 100 South
                                    Salt Lake City, Utah 84111

                                    Facsimile No.: (801) 246-5532

                                    Attention: David P. Williams

                                    Domestic Office:

                                    Corporate Banking Division
                                    2nd Floor
                                    P.O. Box 30004 (84130)
                                    15 East 100 South
                                    Salt Lake City, Utah 84111

                                    Facsimile No.: (801) 246-5532

                                    Attention: David P. Williams

                                    THE MITSUBISHI TRUST AND BANKING
                                    CORPORATION, LOS ANGELES AGENCY,
                                    as Lender



                                    By:
                                       -------------------------------
                                          Title:

                                    Notice Address:

                                    801 South Figueroa Street
                                    Suite 500
                                    Los Angeles, California 90017

                                    Facsimile No.: (213) 687-4631

                                    Attention: Dean Kawai
                                               Vice President

                                    Domestic Office:

                                    801 South Figueroa Street
                                    Suite 500
                                    Los Angeles, California 90017

                                    Facsimile No.: (213) 687-4631

                                    Attention: Dean Kawai
                                               Vice President

                                    SOCIETE GENERALE, as Lender



                                    By:
                                        -------------------------------
                                          Title:

                                    Notice Address:

                                    2029 Century Park East, #2900
                                    Los Angeles, California 90067

                                    Facsimile No.: (310) 551-1537

                                    Attention: Donald Schubert
                                                 Vice President

                                    Domestic Office/LIBOR Office:

                                    2029 Century Park East, #2900
                                    Los Angeles, California 90067

                                    Facsimile No.: (310) 203-0539

                                    Attention: Doris Yun/Tulinh Wu